As filed with the Securities and Exchange Commission on February 14, 2005
Registration No. 33-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BANYAN CORPORATION
(Name of small business as specified in its charter)

OREGON	8011	84-1346327
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

Suite 500, 1925 Century Park East, Los Angeles, CA 90067-2700, 1-800-808-0899
(Address and telephone number of principal executive offices and principal place of business)

Michael J. Gelmon, Suite 500, 1925 Century Park East, Los Angeles, CA 90067-2700 1-800-808-0899
(Name address and telephone number or agent for service)

COPIES TO:
Noel E. Guardi, Attorney at Law
3224 S. Newcombe St., Suite 2-105
Lakewood, Colorado 80227
(303) 969-8886
Fax: (303) 969-8887

Approximate date of commencement of proposed sale to the public: from time to time after this registration becomes effective.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering Price per unit (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common Stock, no par value, issuable upon conversion of Convertible Notes	78,947,369(2)	.14(3)	$11,052,632	$1,300.89
Common Stock, no par value underlying Warrants	6,000,000	.40(4)	$2,400,00(5)	$283.48
Total	84,947,369		$13,452,632	$1,583.37

(1) Includes shares of our common stock, no par value per share, which may be offered pursuant to this registration statement, issuable upon conversion of Convertible Notes and the exercise of Warrants held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the Convertible Notes and exercise of the Warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the Convertible Notes and upon exercise of the Warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the Convertible Notes and upon exercise of the Warrants to account for market fluctuations, and antidilution and price protection adjustments, respectively. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Includes a good faith estimate of the shares underlying the Convertible Notes to account for market fluctuations.

(3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the last sale price of $.14 per share as reported on the OTC Bulletin Board on February 9, 2005.

(4) Includes a good faith estimate of the shares underlying Warrants exercisable at $.40 per share to account for antidilution and price protection adjustments.

(5) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(g) under the Securities Act of 1933, using the exercise price of $.40.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Preliminary Prospectus
Subject To Completion, Dated February 14, 2005

PROSPECTUS
84,947,369 Shares
BANYAN CORPORATION
Common Stock, no par value

               This prospectus relates to the resale by the selling stockholders of up to 84,947,369 shares of our common stock, including up to 78,947,369 shares of common stock underlying Secured Callable Convertible Notes (the “Convertible Notes”) in a principal amount of $3,000,000 and up to 6,000,000 shares issuable upon the exercise of Common Stock Purchase Warrants (the “Warrants”). The Convertible Notes are convertible into our common stock at the lower of $0.22 or 60% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before the conversion date. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. Our common stock trades on the OTC Bulletin Board under the symbol "BANY." On February 9, 2005, the last reported sale price was $.14.

               The mailing address and the telephone number of our principal executive office is Suite 500, 1925 Century Park East, Los Angeles, CA 90067-2700, 1-800-808-0899.

               Investing in our common stock involves risks. Please see "Risk Factors" beginning on page 5.

               The information in this prospectus is not complete and may be changed. The Selling Shareholders identified in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

               You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus.

               Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

, 2005.

PROSPECTUS SUMMARY

               This summary highlights some information from this prospectus. Because it is a summary, it necessarily does not contain all of the information necessary to your investment decision. To understand this offering fully, you should read carefully the entire prospectus.

The Company

               We are a holding company focused on investing in and building a network of subsidiaries engaged in the franchising of Chiropractic USA branded chiropractic clinics, providing practice development training and assistance to chiropractors, and offering franchise support and related services to franchisees. As used herein, the terms “Our,” “Us,” “We” and “the Company” collectively refer to Banyan and its one majority-owned subsidiary, Chiropractic USA, Inc., a Colorado corporation (“Chiropractic USA”), and its three wholly-owned subsidiaries: Franchise Support Network, Inc. (“Franchise Support Network”), incorporated pursuant to the laws of the province of Alberta, Canada, Banyan Financial Services, Inc, a Colorado corporation, Diagnostic USA, a Colorado corporation, and Southern Health Care, Inc., a Colorado corporation.

The Offering

Common stock offered by selling security holders	84,947,369	(1)
Common stock outstanding prior to this offering	58,661,744	(2)
Common stock outstanding following this offering if all shares are sold	143,609,113	(1)(2)

Use of Proceeds

               All proceeds of this offering will be received by Selling Shareholders for their own accounts.

Risk Factors

               You should read the "Risk Factors" section beginning on page 5, as well as other cautionary statements throughout this prospectus, before investing in shares of our common stock.

___________________

(1) Includes a good faith estimate of the shares issuable upon conversion of the Convertible Notes and exercise of Warrants, based on current market prices. Because the number of shares of common stock issuable upon conversion of the Convertible Notes is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. Under the terms of the Convertible Notes, if the Convertible Notes had actually been converted on February 9, 2005, the conversion price would have been $.076.

(2) The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the Convertible Notes and exercise of the related Warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of

1933. However the Selling Shareholders have contractually agreed to restrict their ability to convert their secured Convertible Notes or exercise their Warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the Selling Shareholders exceeds the number of shares of common stock that the Selling Shareholders could own beneficially at any given time through their ownership of the Convertible Notes and the Warrants. In that regard, the beneficial ownership of the common stock by the Selling Shareholders set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

RISK FACTORS

               An investment in our common stock involves a high degree of risk. In addition to the other information in this prospectus, you should carefully consider the following risk factors before deciding to invest in shares of our common stock. If any of the following risks actually occurs, it is likely that our business, financial condition and operating results would be harmed. As a result, the trading price of our common stock could decline, and you could lose part or all of your investment.

Risks Related to Our Business

               We have no history of revenues, have incurred significant losses, expect continued losses and may never achieve profitably. If we continue to incur losses, we may have to curtail our operations, which may prevent us from successfully franchising Chiropractic USA clinics.

               We have no history of revenues, have not been profitable and expect continued losses. Historically, we have relied upon cash from financing activities to fund all of the cash requirements of our activities and have incurred significant losses and experienced negative cash flow. As of September 30, 2004, we had an accumulated deficit of $9,100,305. For the nine months ended September 30, 2004, we incurred a net loss of $1,229,264 and for our fiscal year ended December 31, 2003, we incurred a net loss of $3,919,373. We cannot predict when we will become profitable or if we ever will become profitable, and we may continue to incur losses for an indeterminate period of time and may never achieve or sustain profitability. An extended period of losses and negative cash flow may prevent us from franchising Chiropractic USA clinics and operating or expanding our business. As a result of our financial condition, our independent registered public accounting firm have issued a report questioning our ability to continue as a going concern.

               Our significant losses have resulted principally from costs incurred in connection with caring for patients of the chiropractic clinics we own and operate and from costs associated with our administrative activities. We expect our operating expenses to dramatically increase as a result of the sale of Chiropractic USA clinics and the collection of royalties from the clinics. Since we have only recently begun development of our chiropractic franchise system, have no operating history and little revenue, we cannot assure you that our business will ever become profitable or that we will ever generate sufficient revenues to meet our expenses and support our planned activities. Even if we are able to achieve profitability, we may be unable to sustain or increase our profitability on a quarterly or annual basis.

               Our prior independent registered public accounting firm have issued a report questioning our ability to continue as a going concern. This report may impair our ability to raise additional financing and adversely affect the price of our common stock.

               The report of our prior independent registered public accounting firm contained in our financial statements for the years ended December 31, 2003 and 2002 includes a paragraph that explains that we have incurred substantial losses and have a working capital deficit. This report raises substantial doubt about our ability to continue as a going concern. Reports of independent registered public accounting firms questioning a company's ability to continue as a going concern are generally viewed unfavorably by analysts and investors. This report may make it difficult for us to raise additional debt or equity financing necessary to continue the franchising of Chiropractic USA clinics. We urge potential investors to review this report before making a decision to invest in us.

               Without substantial additional financing, we may be unable to achieve the objectives of our current business strategy, which could force us to delay, curtail or eliminate our product and service development programs.

               We require additional financing to pay the costs of franchising Chiropractic USA clinics, meet payroll costs, and other debts and obligations. If we are unable to obtain this financing, we could be forced to delay, or entirely abandon our franchising of Chiropractic USA clinics. In addition, our inability to obtain financing could have such a material adverse effect on our business, prospects, results of operations or financial condition, that we may be forced to restructure, file for bankruptcy, sell assets or cease operations entirely, any of which could jeopardize an investment in our common stock.

               We need and may be unable to obtain additional financing on satisfactory terms, which may require us to accept financing on burdensome terms that may cause substantial dilution to our shareholders and impose onerous financial restrictions on our business.

               We require additional financing. Deteriorating global economic conditions may cause prolonged declines in investor confidence in and accessibility to capital markets. Future financing may not be available on a timely basis, in sufficient amounts or on terms acceptable to us. This financing may also dilute existing shareholders' equity. Any debt financing or other financing of securities senior to our common stock will likely include financial and other covenants that will restrict our flexibility. At a minimum, we expect these covenants to include restrictions on our ability to pay dividends on our common stock. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition and results of operations because we could lose any then-existing sources of financing and our ability to secure new sources of financing may be impaired.

               Our default on the repayment of the Convertible Notes held by certain security holders could have a material and adverse effect on our business, prospects, results of operations or financial condition.

               Unpaid principal and accrued and unpaid interest on our Convertible Notes becomes immediately due and payable upon the occurrence of an event of a default. The events of default under the Convertible Notes are similar to those customary for convertible debt securities, including breaches of material terms, failure to pay amounts owed, delisting of our common stock from the OTC Bulletin Board or failure to comply with the conditions of listing on the OTC Bulletin Board. If we default on our obligations under the Convertible Notes, we may be required to immediately repay the outstanding principal amounts of the Convertible Notes and any accrued and unpaid interest. The cash required to repay such amounts would likely have to be taken from our working capital. Since we rely on our working capital to sustain our day to day operations and the franchising of Chiropractic USA clinics, a default on the convertible debentures could have a material and adverse effect on our business, prospects, results of operations or financial condition.

               We rely heavily on our management, and the loss of their services could materially and adversely affect our business.

               Our success is highly dependent upon the continued services of key members of our management, including our Chairman of the Board and Chief Executive Officer, Michael J. Gelmon, and our President and Chief Financial Officer, Cory H. Gelmon. The loss of Messrs. Gelmon or one or more other key members of management could have a material adverse effect on us because each of these individuals has experience and skills upon which we draw heavily in our day-to-day operations, strategic planning and franchising activities. The development and franchising of Chiropractic USA clinics is largely dependent upon the skills and efforts of Messrs. Gelmon. Although we have entered into employment agreements with Messrs. Gelmon, we cannot assure the continued services of these key members of our management team.

               We have a limited operating history in franchising Chiropractic USA clinics of approximately three years and very limited operating experience; therefore, regardless of the viability or market acceptance of Chiropractic USA clinics, we may be unable to achieve profitability or realize our other business goals.

               We have generated little revenue from franchising Chiropractic USA clinics and have not commenced any widespread collection of franchise fees and royalties that we anticipate will be required for successful continuation in business. Our success will depend in large part on our ability to deal with the problems, expenses and delays frequently associated with bringing a new product to market, one with the complexities of doctors, patients and their insurers. Because we have little experience in franchising Chiropractic USA Clinics, we may be unable to achieve a critical mass of sufficient market acceptance. Consequently, we may be unable to achieve profitability or realize our other business goals.

               Although we do not have any competition now, other companies with greater resources and operating experience may enter the market for franchising chiropractic clinics.

               These companies could successfully compete with us and negatively affect the franchising of Chiropractic USA clinics and our opportunity to achieve profitability. Some of our potential customers, namely chiropractors, may decide to develop their own brand that directly competes with our Chiropractic USA clinics. Although we believe that our Chiropractic USA clinics will be competitive in the marketplace, we cannot assure you that these or other companies with greater experience and greater resources than us will not negatively affect our business prospects and impair our ability to achieve profitability.

               Our failure to manage growth effectively could impair our business.

               We do not currently have revenue-generating operations but our strategy envisions a period of rapid growth that may impose a significant burden on our administrative and operational resources. Our ability to effectively manage growth will require us to substantially expand the capabilities of our administrative and operational resources and to attract, train, manage and retain qualified franchise sales and support and other personnel. There can be no assurance that we will be able to do so. If we are unable to successfully manage our growth, our business, prospects, results of operations and financial condition could be materially and adversely affected.

               Because we believe that proprietary rights are material to our success, misappropriation of those rights or claims of infringement or legal actions related to intellectual property could adversely impact our financial condition.

               We have chosen to retain the proprietary rights associated with our system predominantly as trade secrets. Although we currently rely to a great extent on trade secret protection for much of our proprietary information, we cannot assure you that our means of protecting our proprietary rights will be adequate or that our competitors will not independently develop comparable or superior proprietary information or obtain unauthorized access to our proprietary information.

RISKS RELATED TO THIS OFFERING

               Shares of our common stock eligible or to become eligible for public sale could adversely affect our stock price and make it difficult for us to raise additional capital through sales of equity securities.

               As of February 9, 2005, we had 58,661,744 shares of common stock outstanding, of which approximately 50,000,000 shares were unrestricted under the Securities Act of 1933. As of that date, we also had outstanding options, warrants, promissory notes and convertible debentures stock that were exercisable for or convertible into approximately 22,480,000 shares of common stock, approximately 150,000 of which are covered by registration rights and 17,347,666 shares we are obligated to issue. Sales of a substantial number of shares of our common stock in the public market, or the perception that sales could occur, could adversely affect the market price of our common stock. Any adverse effect on the market price of our common stock could make it difficult for us to raise additional capital through sales of equity securities at a time and at a price that we deem appropriate.

               Conversion or exercise of our outstanding derivative securities could substantially dilute your investment because the conversion and exercise prices of those securities and/or the number of shares of common stock issuable upon conversion or exercise of those securities are subject to adjustment.

               We have issued various notes, debentures and warrants that are convertible or exercisable at prices that are subject to adjustment due to a variety of factors, including fluctuations in the market price of our common stock and the issuance of securities at an exercise or conversion price less than the then-current exercise or conversion price of those notes, debentures or warrants. As of February 9, 2005, the closing price of a share of our common stock on the OTC Bulletin Board was $.14. On that date, our Convertible Notes, Warrants and stock options outstanding with adjustable conversion and/or exercise prices were convertible or exercisable into approximately 100,000,000 shares of our common stock. The number of shares of common stock that these adjustable securities ultimately may be converted into or exercised for could prove to be greater than this amount if the market price of our common stock declines. You could, therefore, experience substantial dilution of your investment as a result of the conversion or exercise of our outstanding derivative securities.

               The applicable conversion price of our convertible notes issued to certain security holders is variable and does not have a lower-limit, therefore the dilutive effect to our existing security holders is theoretically limitless. However, because the variable conversion price of these debentures and Convertible Notes has an upper limit, an increase in the trading price of a share of our common stock will result in a limited benefit to existing security holders with respect to the conversion of these notes.

               The holders of certain of our Convertible Notes may elect to receive payment for accrued and unpaid interest on our Convertible Notes in shares of our common stock based on the conversion price and on the same terms described above with respect to conversions of the principal portion of these Convertible Notes. As a result of conversions of the principal or interest portion of our Convertible Notes and related sales of our common stock by the holders of our Convertible Notes, the market price of our common stock could be depressed, thereby resulting in a significant increase in the number of shares issuable upon conversion of the principal and interest portions of these Convertible Notes. You could, therefore, experience substantial dilution of your investment as a result of the conversion of the principal or interest portions of our Convertible Notes.

               If our security holders engage in short sales of our common stock, including sales of shares to be issued upon conversion or exercise of derivative securities, the price of our common stock may decline.

               Selling short is a technique used by a shareholder to take advantage of an anticipated decline in the price of a security. A significant number of short sales or a large volume of other sales within a relatively short period of time can create downward pressure on the market price of a security. The decrease in market price would allow holders of our derivative securities that have conversion or exercise prices based upon a discount on the market price of our common stock to convert or exercise their derivative securities into or for an increased number of shares of our common stock. Further sales of common stock issued upon conversion or exercise of our derivative securities could cause even greater declines in the price of our common stock due to the number of additional shares available in the market, which could encourage short sales that could further undermine the value of our common stock. You could, therefore, experience a decline in the value of your investment as a result of short sales of our common stock.

               Our current financing arrangements could prevent our common stock from being listed on Nasdaq or other principal markets.

               Nasdaq and other principal markets require that, to be eligible for inclusion in the stock market, a company's common stock have a specified minimum bid price per share. Convertible Note financings, especially those with variable conversion prices with low or no low-price limits, characteristically exert downward pressure on the market for a company's common stock. This pressure, if applied against the market for our common stock, may prevent our common stock from being listed on Nasdaq or other principal markets.

               Our common stock price is subject to significant volatility, which could result in substantial losses for investors and in litigation against us.

               The stock market as a whole and individual stocks historically have experienced extreme price and volume fluctuations, which often have been unrelated to the performance of the related corporations. During the three months ended December 31, 2004, the high and low closing bid prices of our common stock were $.19 and $.10, respectively. The market price of our common stock may exhibit significant fluctuations in the future response to various factors, many of which are beyond our control and which include:

(a) variations in our quarterly operating results, which variations could result from, among other things, changes in the needs of one or more of our customers;

(b) changes in market valuations of similar companies and stock market price and volume fluctuations generally;

(c) economic conditions specific to the industries in which we operate;

(d) announcements by us or our competitors of new or enhanced products, technologies or services or significant contracts, acquisitions, strategic relationships, joint ventures or capital commitments;

(e) regulatory developments;

(f) additions or departures of key personnel; and

(g) future sales of our common stock or other debt or equity securities.

               If our operating results in future quarters fall below the expectations of market makers, securities analysts and investors, the price of our common stock likely will decline, perhaps substantially. In the past, securities class action litigation often has been brought against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

               Consequently, the price at which you purchase shares of our common stock may not be indicative of the price that will prevail in the trading market. You may be unable to sell your shares of common stock at or above your purchase price, which may result in substantial losses to you.

               Because we are subject to the "Penny Stock" rules, the level of trading activity in our stock may be reduced.

               Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

               Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

               Because our stock is not listed on a national securities exchange, you may find it difficult to dispose of or obtain quotations for our common stock.

               Our common stock trades under the symbol "BANY" on the OTC Bulletin Board. Because our stock trades on the OTC Bulletin Board rather than on a national securities exchange, you may find it difficult to either dispose of, or to obtain quotations as to the price of, our common stock.

               Our preferred stock may delay or prevent a takeover of the company, possibly preventing you from obtaining higher stock prices for your shares.

               Our board of directors has the authority to issue up to 100,000,000 shares of preferred stock and to fix the rights, preferences, privileges and restrictions, including voting rights of those shares, without any further vote or action by our shareholders. The rights of the holders of our common stock are subject to the rights of the holders of our outstanding preferred stock and will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that we may issue in the future. The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock, which would delay, defer or prevent a change in control of the company. Furthermore, preferred stock may have other rights, including economic rights senior to the common stock, and, as a result, the issuance of preferred stock could adversely affect the market value of our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

               This prospectus contains forward-looking statements, including among others:

               (a) our business development activities;

                (b) our business strategy for establishing a presence in the chiropractic market;

               (c) anticipated trends in our financial condition and results of operations; and

               (d) our ability to distinguish ourselves from our current and future competitors.

               We use words like "believe," "expect," "may," "will," "could," "seek," "estimate," "continue," "anticipate," "intend," "future," "plan" or variations of those terms and other similar expressions, including their use in the negative, to identify forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as to our expectations as of the date of this prospectus. These forward- looking statements are subject to a number of risks and uncertainties, including those identified under "Risk Factors" and elsewhere in this prospectus. Although we believe that the expectations reflected in these forward-looking statements are reasonable, actual conditions in the chiropractic and franchising businesses, and actual conditions and results in our business, could differ materially from those expressed in these forward-looking statements. In addition, none of the events anticipated in the forward-looking statements may actually occur. Any of these different outcomes could cause the price of our common stock to decline substantially. Except as required by law, we undertake no duty to update any forward-looking statement after the date of this prospectus, either to conform any statement to reflect actual results or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

               We will not receive any of the proceeds from the sale of the shares of common stock offered under this prospectus by the selling security holders. Rather, the selling security holders will receive those proceeds directly.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

               Our Common Stock is traded on National Association of Securities Dealers, Inc. (the “NASD”) OTC Bulletin Board under the symbol "BANY”. The following are the high and low bid prices for each quarter within the last two fiscal years and the current fiscal year to date:

Year	Quarter	Bid Price
		High	Low
2003	First	$.19	$.09
	Second	$.19	$.11
	Third	$.69	$.11
	Fourth	$.52	$.26
2004	First	$.33	$.23
	Second	$.27	$.15
	Third	$.20	$.09
	Fourth	$.19	$.10
2005	First (through February 9)	$.15	$.11

               As of December 31, 2004 there were approximately 500 record holders of Class A Common Stock. This does not reflect an estimated 1,400 shareholders who hold their shares in street name.

               No dividends were declared since December 31, 2001. We presently intend to retain our earnings to fund development and of our business. Decisions concerning dividend payments in the future will depend on income and cash requirements. Holders of common stock are entitled to receive such dividends as may be declared our Board of Directors. There are no contractual restrictions on our ability to pay dividends to our shareholders.

CAPITALIZATION

               The following table sets forth our capitalization as of September 30, 2004. You should read this information together with our consolidated financial statements and the notes relating to those statements appearing elsewhere in this prospectus. The table excludes an aggregate of approximately 120,000,000 shares of common stock that were issuable upon conversion or exercise of outstanding convertible notes, warrants and options and that we are obligated to isuue as of February 9, 2005.

Cash	$39,768

Working capital deficit	$1,060,315

Current liabilities	$1,819,361

Long-term debt, net current portion	$15,121

Shareholders’ equity

Preferred stock, 500,000 shares authorized

Class A Preferred Stock, $1.00 par value.
1,000,000 shares authorized, 187,190 shares issued and outstanding	$334,906

Common stock, no par value. 60,000,000
shares authorized; 52,036,744 shares issued and outstanding	$7,661,201

Deferred Compensation Costs	$(60,417)

Common stock to be issued	$333,912

Accumulated deficit	$(9,100,305)

Total shareholders’ (deficit)	$(830,703)

Total capitalization	$1,004,179

MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

               The following information should be read in conjunction with the audited consolidated financial statements included herein which are prepared in accordance with accounting principles generally accepted in the United States of America.

               The report of our prior independent registered public accounting firm on the Company's consolidated financial statements as of December 31, 2003 and for the years ended December 31, 2003 and 2002 includes a "going concern" paragraph that describes doubt about the Company's ability to continue as a going concern.

               For the year ended December 31, 2003, the Company once again showed record revenues. During 2003, we began our franchise operations and have quickly established over fifty franchisees as of the close of the first quarter 2004. Revenue will continue to grow as the new franchises come on stream. We anticipate reaching our goal of 100 franchised clinics by the end of 2004. This is key as Chiropractic USA’s primary purpose is to be a franchisor, generating revenues primarily by charging a 6% royalty to all franchisees in the system. The growth factor has a progressive effect, as when we add new franchisees we do not have to substantially increase our operating expenses to support additional units. To date, we have expended significant sums to establish our franchise system, but it is now on stream with great potential growth in the coming years. This should easily surpass the corporate clinics in both revenue and profitability as it is the achievement of the second phase of our business plan (the first being the acquisition of corporate clinics). This milestone will put us well on our way to becoming a household standard for Chiropractic care with tremendous growth potential. Below is the comparison of operations for the years ending December 31, 2003 and 2002.

The Year Ended December 31, 2003 compared to the year ended December 31, 2002:

               Patient revenues for the year ended December 31,2003 were $1,698,861 compared to $798,128 from the date of acquisition of Southern Health Care, Inc. on July 29, 2002 through December 31, 2002.

               Revenues from franchised operations were $54,138 for the year ended December 31, 2003. The franchise operations began in September 2003 and are growing exponentially.

               Patient care costs for the year ended December 31, 2003 were $1,055,008 compared to $339,678 from the date of acquisition of Southern Health Care, Inc. on July 29, 2002 through December 31, 2002. These include the chiropractic doctors’ and related salaries and benefits and other ancillary expenses.

               Selling, general and administrative expenses of $4,414,799 for the year ended December 31, 2003, include stock based compensation, warrant and option expense of $2,375,940 compared to $336,300 for the year ending December 31, 2002. While management realizes this is a significant expense, the options are utilized to attract the highest quality of chiropractors and area representatives to the system laying the groundwork for significant growth in years to come. Other expenses include salary and wages, legal and other professional fees, rent and other.

               Other expenses for the year ended December 31, 2003 totaled $116,735 compared to $98,375 for the year ended December 31, 2002.

               In October 2002, the Company sold all of the issued and outstanding shares of its wholly-owned subsidiary, DoubleCase Corporation to an unrelated party. The sale resulted in a gain on the sale of the subsidiary of $656,168, which was offset by losses from operations of the discontinued subsidiary of $188,753. For the year ended December 31, 2003, the Company did not dispose of any subsidiaries and therefore recognized no gains or losses.

               Loss from operations increased from $834,731 in 2002 to $3,802,638 in 2003. The increase in loss from operations was due to stock based compensation, warrant and option expense associated with franchise and area representative agreements and while a significant expense now, positions us strongly for long term significant royalty revenues.

The three months ended September 30, 2004 compared to the three months ended September 30, 2003:

               Patient revenues for the three months ended September 30, 2004 were $239,821 as compared to $482,724 during the same period in 2003. The decrease was primarily due to the underperformance of the clinics we own and operate due to fewer doctors and higher costs. To rectify the situation we have replaced the doctors and retained an industry consultant to improve revenues and efficiency. Our primary focus is the growth of the franchise operations. As more franchised clinics start paying royalties and more clinics, both conversions and new clinics, come on stream, revenues from franchised operations will continue to grow and become our primary source of operating profits. We expect that revenue from franchised clinics will grow rapidly with disproportionately low additional expenditure. During the three months ended September 30, 2004, $152,490 in revenue was generated from franchised clinics. There were only $13,600 revenues from franchised clinics during the same three month period ended September 30, 2003.

               Patient care costs for the three months ended September 30, 2004 were $337,554 compared to $189,403 during the same period in 2003. The increase was due to chiropractic doctors' salaries and other payroll expenses.

               Selling, general and administrative expenses of $515,481 for the three months ended September 30, 2004, decreased by $366,068 from $881,549 over the same period in 2003. Issuing stock at a discount and marketing expenses decreased during the quarter.

               Our net loss from operations decreased from $592,303 for the three-months ended September 30, 2003 to $532,255 for the three months ended September 30, 2004. The decrease was primarily due to the decrease in selling, general and administrative expenses.

Liquidity and Capital Resources

               During the nine months ended September 30, 2004, cash flow provided by financing activities increased to $730,127 from $387,879 during the nine month period ended September 30, 2003. The increase primarily represents an increase in common stock issued for cash during 2004 plus a decrease in repayments on notes payable during 2004. Net payments on debt were $150,000 during the nine months ended September 30, 2004, compared to net payments of $144,998 during the nine months ended September 30, 2003.

               Over the next twelve months, cash flow is expected to increase primarily as a result of an increase in revenue from franchised clinics. These cash flows are not expected to meet our cash needs. We arranged for additional working capital through the sale of up to $3,000,000 in convertible notes to a group of private investors. We expect that this will meet our working capital requirements through fiscal 2005 if all of the convertible notes are sold. We will try to have these notes and other outstanding debt converted to equity in order to lessen our capital needs. We may obtain additional capital through sales of stock.

               We plan to register for resale with the Securities and Exchange Commission a portion of the shares of common stock underlying the Convertible Notes and expect that the Convertible Notes ultimately will be converted into shares of our common stock and that we therefore will not be obligated to repay the outstanding principal and accrued and unpaid interest amounts on those debentures.

               Our continued operations are dependent on securing additional sources of liquidity through debt and/or equity financing.

               As indicated above, our consolidated financial statements for 2003 and 2002 have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As discussed in this document and in Note 1 to our consolidated financial statements, we have suffered recurring losses from operations and at September 30, 2004 had net capital and working capital deficiencies. These factors, among others, raised substantial doubt about our ability to continue as a going concern and led our independent certified public accountants to include an explanatory paragraph related to our ability to continue as a going concern. The consolidated financial statements included in this document do not include any adjustments that might result from the outcome of this uncertainty.

               We have been, and currently are, working toward identifying and obtaining new sources of financing. Our current Convertible Notes investors have provided us with an aggregate of $1,200,000 in financing to date. No assurances can be given that they will provide any additional financing in the future. Our current secured Convertible Note financing documents contain notice and right of first refusal provisions and the grant of a security interest in substantially all of our assets in favor of the convertible debenture investors, all of which provisions will restrict our ability to obtain debt and/or equity financing from any investor other than our current investors.

               Any future financing that we may obtain may cause significant dilution to existing stockholders. Any debt financing or other financing of securities senior to common stock that we are able to obtain will likely include financial and other covenants that will restrict our flexibility. At a minimum, we expect these covenants to include restrictions on our ability to pay dividends on our common stock. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition, results of operations and cash flows.

               If adequate funds are not available, we may be required to delay, scale back or eliminate portions of our operations and product and service development efforts or to obtain funds through arrangements with strategic partners or others that may require us to relinquish rights to certain assets. Accordingly, the inability to obtain such financing could result in a significant loss of ownership and/or control of our assets and could also adversely affect our ability to fund our continued operations and our product and service development efforts that historically have contributed significantly to our competitiveness.

DESCRIPTION OF BUSINESS

               Banyan Corporation, an Oregon corporation (“Banyan”), was organized in 1978. Banyan is a holding company focused on building a network of operating subsidiaries engaged in the franchising of Chiropractic USA branded chiropractic clinics throughout North America, providing practice development training and assistance to chiropractors, and offering franchise support and related services to chiropractors. We currently have fifteen employees including two in management, five in franchise sales and support operations, and an administrative assistant, along with three doctors and four support staff in our company-owned clinics.

               Chiropractic USA. There are approximately 80,000 chiropractors in the United States and Canada. Approximately 2,000 new graduates enter the field each year. This year, an estimated 20,000,000 Americans are expected to visit a chiropractor and expenses for the treatment of lower back pain are expected to exceed approximately $50,000,000. The aging of the population, continued population growth, advanced chiropractic treatments, increased health care, and greater health consciousness are trends that assure the chiropractic industry a future of expanding services. Despite the size and potential of the chiropractic market, there is no national brand.

               Management believes these factors have created a unique and significant business opportunity: to establish the first nationally franchised brand in the burgeoning chiropractic market and to provide ancillary services to chiropractors.

               Chiropractic USA was formed to develop and franchise Chiropractic USA brand chiropractic clinics throughout North America under the Chiropractic USA trademark and uniform operating systems and practices. We have developed a template for all franchise locations.

               We have embarked on two main development strategies: direct marketing of franchises; and, recruiting area developers to increase the number of franchises in exclusive territories. In the middle of 2003, we completed development of our uniform franchise offering materials and began the rollout of our franchising program through direct marketing to existing practitioners and chiropractic students.

               We are developing our network of franchised clinics through conversion of established practices to franchised Chiropractic USA brand clinic locations and franchising new practitioners. Established practices that convert receive a corporate identity -- logos, banners, name recognition, marketing capability, a uniform operating and business format, practice development services, and other services available through us. These conversions will establish a strong basis for our operations and enable us to build up rapidly our brand. We have also been marketing to new practitioners and recently graduated chiropractic students. As additional services to new practitioners, we offer site selection consultation, lease negotiation, practice design and other services.

               We have entered into 43 franchise agreements. Our franchise agreements provide for payment of percentage royalties, contribution to a national advertising fund, and charges for additional services selected by the franchisee. New practitioners pay a franchise fee in addition or these charges. Some franchise agreements cover more than one location.

               We recruit area developers from all regions of the country. An area developer is responsible for increasing the number of Chiropractic USA locations within an exclusive territory. An area developer receives a portion of the percentage royalty we collect from the territory. We have entered into twelve area representative agreements. Typically, an area developer also enters into a franchise agreement.

               During the latter half of 2002, we acquired a chain of three clinics in Louisiana, which were re-branded under Chiropractic USA. This allowed us to implement our practice methods in our own clinics and commence the chain/brand building segment of our business plan. These clinics served as a flagship or role model for the Chiropractic USA chain. See “Certain Relationships and Related Transactions—Acquisition of Corporate Clinics.” We intend to sell these clinics effective December 31, 2004

               In December 2002, we entered into an agreement in principle with recognized Chiropractic Coach Dr. CJ Mertz to assist us with the development of our franchising. Dr. Mertz has operated The Waiting List Practice Chiropractic Training Organization (www.teamwlp.com) and its predecessors for approximately 20 years. According to Team WLP, Dr. Mertz has trained with thousands of chiropractors and has visited over one thousand private practices worldwide, and Team WLP has successfully built more practices profitably than any other coaching program. Dr. Mertz has received numerous awards from the chiropractic profession. We utilize Team WLP in our system to encourage maximum potential for our franchisees. Additionally, Dr. Mertz will have a significant role in the growth of our network as well as strategic planning and execution. Under the agreement Dr. Mertz received a minority interest in our subsidiary Chiropractic USA. and up to one-quarter of our royalties on franchises he introduces to us.

               On May 7, 2001, Banyan Corporation entered into three contracts with our Chief Executive Officer and our current Chief Financial Officer in connection with the repositioning of our business into the chiropractic market: an Offer to Purchase (Intellectual Property) an Offer to Purchase Franchise Support Network, Inc. and, Management Agreements with each of these officers (the “Management Agreements”). See “Management – Directors and Executive Officers; Corporate Governance;” “Executive Compensation;’” and “Certain Relationships and Related Transactions – Chiropractic USA and Franchise Support Network Acquisitions.”

               Franchise Support Network. Franchise Support Network (“FSN”) is intended to be a dedicated support unit to assist the needs of practitioners desirous of becoming Chiropractic USA franchisees. It will offer such support services as business plan formulation, franchise agreement review and negotiation, assistance in site selection, lease review and negotiation, local marketing assistance, accounting services, and other ongoing services. We intend that Franchise Support Network will establish relationships with business consultants and accountants across North America in order to establish itself as a network of one-stop franchise consultants. Franchise Support Network has its principal place of business in Calgary, Alberta. As of the date hereof, significant operations have not commenced.

               Banyan Financial Services. Banyan Financial Services is intended to be a specialty finance firm providing financing assistance, including start up capital, construction financing, equipment leasing, unsecured lines of credit, and refinancing for Chiropractic USA franchisees and others in the health care industry. The President of Banyan Financial Services is Mark Eric Bailey. Banyan Financial Services has its principal place of business in Cape May, New Jersey. As of the date hereof, significant operations have not commenced.

               Diagnostic USA and the Diagnostic Solutions Purchase Agreement. Diagnostic USA is intended to be a vehicle for us to enter the diagnostic imaging business. Initially, we intend to offer Nerve Conduction Velocity Testing (“NCVT”) through our franchisees and others to their patients. NCVT measures the transmission of nerve impulses through the body, identifies problems in the nervous system, and helps to substantiate the benefit and cost of treatment to patients and their insurers. We believe it is a logical service offering to offer in chiropractic clinics and through other health care professionals.

               We intend to acquire an interest in Diagnostic Solutions of America, Inc., LLC, an Arizona limited liability company (“Diagnostic Solutions”) from Nationwide Diagnostic Solutions, Inc., an Arizona corporation based in Tempe, Arizona (“Nationwide”), and Dr. Jeff and Constance Rebarcak (the “Rebarcaks”), the founders, owners and operators of. Nationwide. The NCVT business of Nationwide is being transferred from Nationwide to Diagnostic Solutions.

               On January 7, 2005, Diagnostic USA and Banyan Corporation entered into a Limited Liability Company Membership Purchase Agreement with Nationwide (the “Diagnostic Solutions Purchase Agreement”). We are not obligated to complete this purchase until we have completed our due diligence investigation, including our review of financial and accounting books and records. We intend to complete our due diligence investigation before the March 1, 2005 deadline for the purchase.

               Under the Diagnostic Solutions Purchase Agreement, Diagnostic USA would acquire a 20% membership interest in Diagnostic Solutions from Nationwide, and a ten-year option to purchase an additional 20% membership interest. Diagnostic USA will pay Nationwide $1,500,000 in the form of a ten-year note with interest at 6%, payable from 50% of the amounts, if any, to be distributed from Diagnostic Solutions to Diagnostic USA with respect to its 20% membership interest. Any unpaid balance on this note is to be paid at the end of ten years. Up to $750,000 of the note may be convertible at the option of Nationwide into our common stock from time to time at the prevailing market prices and in no event less than a conversion price of less than $.21 per share. Diagnostic USA may exercise its option to purchase an additional 20% membership interest from Nationwide for an additional $1,500,000.

               Under a proposed operating agreement, management control of Diagnostic Solutions would be shared between us with Nationwide: our current Chief Executive Officer and our current Chief Financial Officer would be designated by us as managers, and the Rebarcaks would be designated Nationwide as managers. In addition, a minimum of 75% of the net cash flow, if any, of Diagnostic Solutions would be distributed pro rata to the members. It is expected that the Rebarcaks would be employed by Diagnostic Solutions under employment agreements, the terms of which have not been finalized.

               Submission of Matters to Shareholder Vote

               Management has submitted to a shareholder vote at a meeting to be held March 7, 2005 a change of our authorized capitalization, including an increase in the number of shares of common stock, and preferred stock we will be authorized to issue to 500,000,000 and 100,000,000 shares, respectively.

               Description of Property

               We have a trademark application pending with the United States Patent and Trademark Office for the Chiropractic USA logo.

               We sublease our executive offices in Los Angeles for a monthly rental. We lease our office space in Calgary, Alberta for $2,700 per month under a lease expiring May 2006. We also rent facilities for our chiropractic clinics in Lake Charles and Sulphur, Louisiana for $9,500 per month under a long-term lease that expires in July 2012.

Legal Proceedings

               We owe $153,896 plus accrued interest at the rate of 9% per annum with respect to a stipulated money judgment in favor of a broker-dealer, Paine Webber, Inc. The judgment was entered in Multnomah County, Oregon pursuant to settlement agreement entered into in January 2001. This legal proceeding arose from the alleged failure to deliver a stock certificate to the broker-dealer.

               On January 8, 2004, a former employee of the former subsidiary DoubleCase, Bruce Leithead, filed suit against us and former subsidiary, DoubleCase in Mobile County, Alabama seeking money damages for breach of an alleged employment contract. The suit was dismissed without prejudice against us on January 5, 2005. We have no indication that Mr. Leithead will pursue the suit further.

MANAGEMENT

Directors and Executive Officers; Corporate Governance

Name	Age	Positions
Michael J. Gelmon	40	Chief Executive Officer and Director
Cory H. Gelmon	45	President, Chief Financial Officer, Director
Richard J. Doran	49	Nominee for Director

               The Board of Directors of the Company is comprised of three directors of one class. Each director is elected to hold office until the next annual meeting of shareholders and until his successor has been elected and qualified. Officers are elected annually by the Board of Directors and hold office until successors are duly elected and qualified.

               Michael J. Gelmon and Cory H. Gelmon are brothers.

               The following is a brief account of the business experience of each director and executive officer of the Company and the nominee for director.

               Michael J. Gelmon. Mr. Gelmon is an experienced franchising entrepreneur and executive as well as a real estate lawyer. He has been our Chief Executive Officer and a director since 2001. From 1993 through 1997, Mr. Gelmon was a founding shareholder, director, as well as head of acquisitions and real estate for Domino's Pizza of Canada Ltd., the Domino's Pizza master franchisor in Canada. He was an integral part of the team that was responsible for growing the Domino's Pizza chain to 200 stores throughout Canada. Since 1999 Mr. Gelmon has also practiced law with his brother in a law partnership, Britannia Law Firm. Mr. Gelmon received his Bachelor of Laws with honors from the University of London in 1988 and a Bachelor of Arts from the University of Calgary in 1988.

               Cory H. Gelmon. During Cory H. Gelmon’s sixteen-year career in franchising he has been an owner, promoter, executive and a franchise lawyer. Mr. Gelmon has been our president and chief financial officer since 2001. Since 1999 Mr. Gelmon has also practiced law with his brother in a law partnership, Britannia Law Firm. From 1993 until 1997, he was chief operating officer and general counsel of Domino’s Pizza of Canada Ltd. Mr. Gelmon was largely responsible for growing the Domino's Pizza chain to 200 stores throughout Canada. He received his Bachelor of Laws with honors from the University of London in 1987 and a Bachelor of Arts from the University of Calgary in 1984.

               Richard J. Doran. Mr. Doran has more than twenty-years of experience in mortgage banking, including extensive experience in management, marketing and sales in both the United States and England. Since May 2002, Mr. Doran has been chief executive officer of Kensington Financial Services, LLC, a New Jersey-based mortgage broker with more than 50 employees and operations in several states. From 1997 through 2001, he was a top marketing executive of the Alliance Funding Division of Superior State Bank, New York, with responsibility for its wholesale mortgage marketing and sales and business planning. Mr. Doran received his college education at Fairleigh Dickinson University and Rutgers University.

Codes of Ethics

               During 2004, we adopted a Code of Business Conduct and Ethics that addresses, among other things, conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and use of company assets, compliance with laws (including insider trading laws), and reporting of unethical behavior. The Code of Business Conduct and Ethics is applicable to our directors, officers and all employees.

               In addition, we have adopted a Finance Code of Ethics that requires honest and ethical business conduct; full, accurate and timely financial disclosures; compliance with all laws, rules and regulations governing our business; and, prompt internal reporting of any violations of the code. The Finance Code of Ethics is applicable to our Chief Executive Officer, Chief Financial Officer and all finance employees. We intend to satisfy the disclosure requirements under Item 10 of Form 8-K regarding any amendment to or waiver of the Code of Ethics with respect to our Chief Executive Officer, Chief Financial Officer, and persons performing similar functions, by posting such information on our web site.

EXECUTIVE COMPENSATION

Summary Compensation Table

               The following table sets forth certain information about the compensation paid to management during the 2002 through 2004 fiscal years:

	Annual Compensation			Long Term Compensation
Name and principal position	Year	Salary ($)	Other annual compensation ($)	Awards		Payouts	All other compensation ($)
				Restricted stock award(s) ($)	Securities underlying options/SAR (#)	LTIP payouts ($)
Michael Gelmon Chief Executive Officer and Director	2004	$150,300*	- 0 -		2,500,000
	2003	$120,000	$12,000		1,000,000
	2002	$109,000	$12,000		1,000,000

Cory Gelmon President, Chief Financial Officer, Secretary and Director	2004	$140,893*	- 0 -		2,500,000
	2003	$120,000	$12,000		1,000,000
	2002	$120,000	$12,000		1,000,000
               *Includes payments for accrued and unpaid salaries in prior years.

               No bonuses were awarded in 2003 or 2004 and none are presently contemplated.

Employment and Other Compensation-Related Agreements with Management

               Our Management Agreements with the Gelmons, as amended, provide for payment of fees of $132,000 per year and an annual grant of stock options. The Management Agreements expire on April 30, 2005. As of the date hereof, we owed Michael J. Gelmon and Cory H. Gelmon $178,998.60 for accrued and unpaid salaries.

               We retained the Gelmons’ law partnership, the Britannia Law Firm, to serve as our general counsel and special Canadian counsel particularly in the areas of franchising, mergers and acquisitions, Canadian corporate law, real estate law, and other matters. For 2004, we paid the Britannia Law Firm $180,000 at the rate of $15,000 per month. We paid the Britannia Law Firm $180,000 in 2003.

Equity Compensation Plan Information

               On October 28, 2004 the Board of Directors adopted the 2004 Human Resources Incentive Plan (the "Incentive Plan") to provide incentive compensation to employees, directors,

officers and others who serve us. The Incentive Plan provides for the granting of up to 50,000,000 options and shares to our personnel. Generally, stock options granted under the Incentive Plan are for a maximum term of ten years and unless otherwise provided in the specific award document vest and are exercisable immediately. Unless otherwise provided, the options expire within one year after termination of service with us or three months if termination is for cause. The Board of Directors administers the Incentive Plan. The Incentive Plan may be amended by the directors except where required by the Internal Revenue Code as to any increase in the total number of underlying shares and the class of persons eligible to receive options or as otherwise required by any applicable law or regulation.

               The Incentive Plan supercedes all of our previous stock option plans and any ad hoc issuance of options. In connection with the adoption of the Incentive Plan, we converted 22,120,000 options issued to our management (including all 9,000,000 shares issued to the Gelmons) area developers, franchisees, employees, consultants and one investor, into options subject to the Incentive Plan. We cancelled any other outstanding options.

               Federal Income Tax Consequences. The United States federal income tax consequences of the issuance and exercise of options is generally as follows. The holder reports as ordinary income the discount, if any, between the fair market value and the exercise price on the. When the holder sells the underlying shares, the holder recognizes as a capital gain the difference between their sales price and the total ordinary income previously reported. If the options are treated as incentive stock Options under Section 422A under the Internal Revenue Code, the holder only reports the difference between the sale price of the underlying shares and the exercise price of the options as a capital gain in the year of sale. Incentive stock option treatment requires, among other limitations, that the exercise price be equal to the fair market value on the date of grant (110% of such fair market value in the case of directors, officers and 10% shareholders).

Option Grants to Management in 2004

Option grants to management during 2004 were as follows.

Name	Securities Underlying Options/SARs Granted (#)	Percent of Total Granted to Employees In Options/SARs Fiscal Year (1)	Exercise or Base Price (S/Sh)	Expiration Date
Michael Gelmon, Chief Executive Officer and Director	2,500,000	50%	$0.14	11/1/2009
Cory Gelmon, President, Chief Financial Officer, Secretary and Director	2,500,000	50%	$0.14	11/1/2009

               (1) Represents all options granted to individual during 2004 as a percentage of all options granted to employees during 2004.

Option Exercises and Year-End Values

               The following table sets forth certain values with respect to stock options held by management:

Name	Share Acquired on Exercise (#)	Value Realized	Number of Securities Underlying Unexercised Options/SAR’s at FY-end (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options/SAR’s at FY-end (S) Exercisable/ Unexercisable
Michael Gelmon, Chief Executive Officer and Director			4,500,000 / 0	148,000 / 0
Cory Gelmon, President, Chief Financial Officer, Secretary and Director			4,500,000 / 0	148,000 / 0

PRINCIPAL SHAREHOLDERS

               The following table sets forth information, as of the date hereof, with respect to the beneficial ownership of our common stock by each person known to be the beneficial owner of more than five percent of the outstanding common stock, and by our two directors and executive officers and the nominee for director, individually and as a group.

Name and Address	Numbers of Shares Beneficially Owned	% Before Offering	% After Offering(6)
Cory H. Gelmon 3019 Roxboro Glen Road S.W. Calgary, Alberta Canada T2S 1T9	20,687,730(1)	30.3%	13.5%
Michael J. Gelmon 7008 Kootenay Street S.W. Calgary, Alberta, Canada T2V 2M3	20,123,833(2)	29.5%	13.1%
Patrick Anderson 6502 Normandy Lane Madison, Wisconsin 53719	7,422,500(3)	12.0%	5.0%
Richard J. Doran (4) 112 Cheshire Lane Ringwood, NJ 07456	150,000	2.6%	1.0%
Directors and Executive Officers as a group (3 persons)	40,811,563(5)	30.0%	18.5%

               (1) Includes 4,500,000 immediately exercisable options, 5,023,833 shares to be issued in connection with the FSN Acquisition treated as immediately exercisable options (see “Certain

Relationships and Related Transactions – Chiropractic USA and Franchise Support Network Acquisitions”)11,100,000 shares pledged as security for a loan, and 63,897 shares owned members of his immediate family (see “Certain Relationships and Related Transactions – Securities Purchase Agreement”).

               (2) Includes 4,500,000 immediately exercisable options, 5,023,833 shares to be issued in connection with the FSN acquisition treated as immediately exercisable options (see “Certain Relationships and Related Transactions – Chiropractic USA and Franchise Support Network Acquisitions”), 4,000,000 shares pledged as security for a loan (see “Certain Relationships and Related Transactions –Securities Purchase Agreement”), and 6,600,000 shares to be issued to repay a capital contribution, also treated as immediately exercisable options (see “Certain Relationships and Related Transactions –Contribution of Shares”).

               (3) Includes 3,125,000 immediately exercisable options.

               (4) Nominee for director.

               (5) Includes the shares and options referred to in footnotes (1) and (2).

               (6) Assumes all 84,947,369 shares offered hereby are sold.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Chiropractic USA and Franchise Support Network Acquisitions

               On May 7, 2001, we acquired certain intellectual property, goodwill and other nonmonetary assets from the Gelmons.

               We purchased the Chiropractic USA development plan for our present business, the franchising of chiropractic clinics under the name Chiropractic USA from the Gelmons for 2,000,000 shares of common stock, 1,000,000 shares each. The shares were valued at the market price of $.03 per share on that date, an aggregate of $60,000. The $60,000 purchase price was allocated to goodwill.

               We also purchased all of the issued and outstanding shares of Franchise Support Network, Inc. (“FSN”) from the Gelmons, its shareholders, in exchange for 34,047,666 shares. The assets of FSN were recorded on our balance sheet at $-0-, the Gelmons’ historical cost basis, in accordance with accounting rules that apply to transfers of nonmonetary assets from promoters and controlling shareholders. FSN had no assets as of the acquisition date, had not commenced operations and expenses since inception were not material. FSN is intended as a vehicle for acquiring, operating and selling franchises in various businesses. On November 1, 2002, we issued to the Gelmons 24,000,000 shares for the purchase, 12,000,000 shares each. We intend to issue to the Gelmons the balance of 10,047,666 shares, 5,023,333 each, when the number of authorized shares is increased and the shares are available.

               In addition, we entered into Management Agreements with the Gelmons as described in “Management – Employment and Other Compensation Related Agreements with Management”.

               Prior to these acquisitions, we engaged unsuccessfully, under different management, in various internet commerce businesses and the manufacture and sale of computer cases. The purpose of these acquisitions and the benefit to our shareholders was to enable us to enter into our present business using the Gelmons’ proprietary concepts and know-how, to acquire the brand name Chiropractic USA, to acquire a vehicle for other franchising business, and to engage the Gelmons as management. Another purpose was that the Gelmons acquired control of the Company through their management positions and the stock ownership they attained. The number of shares we paid the Gelmons in the acquisitions and the allocation thereof to the development plan and for the shares of FSN were arbitrarily determined to facilitate the acquisition and do not reflect the actual cost of the assets acquired from the Gelmons or the value of the assets to us for financial reporting purposes.

Acquisition of Corporate Clinics

               In September 2001, the Company entered into an agreement with Advanced Health Center, Inc. (“Advanced”) to purchase three chiropractic clinics and their operating assets for $1,150,000. The purpose of this transaction and the benefit to our shareholders has been to enable us to own and operate clinics where we developed and demonstrated our franchise operating system and practices and showcased the Chiropractic USA brand.

               In June 2002, the agreement was restructured at the request of the Merrill Lynch Business Financial Services, Inc. (“MLBFS”), the lender for the acquisition. MLBFS based approval of the loan on the business experience and personal credit of the Gelmons and strength of the business and assets to be acquired. There would have been substantial complications, delays and other problems involved in approving a loan to us, a small-cap public corporation with a negative operating history. To accommodate the restructuring, the Gelmons formed a new corporation, Southern Health Care, Inc (“Southern”), wholly owned by them to act as a holding company for the business acquired from Advanced. We assigned our right to acquire the clinics to Southern in exchange for a management agreement and franchise agreements. The effects of these agreements are that Southern is treated as our consolidated subsidiary in which we have all of the financial interest and that the Gelmons have no direct pecuniary interest in Southern.

               On July 29, 2002, Southern completed the acquisition of Advanced. Southern acquired accounts receivable of $973,469 and furniture, fixtures and equipment of $176,531. In exchange, Southern paid the owner of Advanced, Dr. Dennis Gregory, $900,000 cash, and we issued Dr. Gregory $200,000 in promissory notes due April 30, 2005 with interest at 10% and 277,778 shares of common stock valued at $50,000 ($.18 per share), the market price on the agreement date. Dr. Gregory is not affiliated with the Company other than through ownership of the shares issued in the acquisition.

               MLBFS provided Southern with the cash used in the acquisition under a term loan and related installment note due July 31, 2005 in the original principal amount $1,000,000 with interest at 1.4% above the prime rate. On November 16, 2004, we prepaid the entire balance of $584,930 on the installment note.

               In connection with the agreement to purchase Advanced, we issued an aggregate of 2,300,000 shares of common stock, valued at $345,000 ($.15 per share) to eight individuals for giving their personal guarantees of the term loan and installment note and as loan fees. The purpose and benefit to our shareholders of the personal guarantees was to provide MLBFS with additional recourse as an inducement to make the loan to Southern. The purpose and benefit to our shareholders from the issuance of the shares was to compensate the individuals for guaranteeing the loan as required by MLBFS. Included in the eight individuals were the Gelmons, who each received 600,000 shares as guarantors and for their agreement to indemnify the other guarantors of the loan. Richard J. Doran, the nominee for director, received 150,000 shares for his guarantee of the loan.

Loans

               Management and members of their immediate families have loaned us funds to pay our debts from time to time.

               Lloyd Parrish was a director who resigned in July 2002. As recently as April 9, 2003 he was also the beneficial owner of more than 5% of our common stock. In 2001 and prior fiscal years, Mr. Parish loaned us more than $28,200 and we issued several promissory notes to him that are due April 30, 2005. The notes are not secured and bear simple interest at 10% per annum. As of December 31, 2004, we owed Mr. Parrish $37,224 pursuant to these notes.

               During 2001, Eva Gelmon, the mother of the Gelmons loaned us $37,500. We issued two promissory notes to her that are due April 30, 2005. The notes are not secured and bear simple interest at 10% per annum. As of December 31, 2004, we owed Eva Gelmon the full principal amount plus accrued interest.

               From and after 2002, 860532 Alberta Ltd., which is owned and controlled by the Gelmons, loaned us funds. On November 16, 2004, we paid $53,567 against this debt to 860538 Alberta Ltd. As of the date hereof we owe 860532 Alberta Ltd. $23,863 in principal and interest. On December 1, 2004, we issued a new promissory note due January 1, 2006 with interest at 7% per annum to evidence our indebtedness to 860532 Alberta Ltd. for the current balance due and possible additional advances up to a maximum aggregate of $100,000. Previously the interest rate on the loan from 860532 Alberta Ltd. was 10%.

Contribution of Shares

               On August 25, 2004, Michael J. Gelmon returned 9,600,000 shares to us for cancellation. He made the contribution to reduce the number of shares issued and outstanding. The benefit to the shareholders was to make 9,600,000 shares available to us to meet our obligations to issue shares we sold to certain investors for cash and agreed to pay for services provided to us. As partial repayment, we issued 3,000,000 unused shares to Mr. Gelmon on December 3, 2004. We intend to repay the balance of 6,600,000 shares to him when the number authorized shares is increased and the shares are available.

Securities Purchase Agreement

               Effective November 8, 2004 (the "Closing Date"), we entered into a Securities Purchase Agreement with AJW Partners, Inc., AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC (hereinafter collectively referred to as the "selling shareholders") and ancillary agreements as hereinafter described (collectively the "Transaction Agreements"). Under the Securities Purchase Agreement, we agreed to sell the Selling Shareholders a total of $3,000,000 in Callable Secured Convertible Notes (the "Convertible Notes") due November 8, 2006 with 10% annual interest payable quarterly, the first four months interest to be prepaid from proceeds of the Convertible Notes. The Selling Shareholders may convert the Convertible Notes into shares at the lower of $.22 per share or 6% of the three lowest intraday trading prices during the twenty trading days prior to conversion. Based on the conversion price of $.076 on February 9, 2005 the Convertible Notes can be converted into a minimum of 39,473,685 shares. Management believes that the actual conversion price may be lower and more than the minimum number of shares may be issued when the Convertible Notes are converted.

               We agreed to issue to the Selling Shareholders for no additional cash consideration Stock Purchase Warrants (the "Warrants") to purchase one share at $.40 per share for each one dollar of Convertible Notes purchased by the Selling Shareholders The Warrants expire November 8, 2009. The Selling Shareholders will be entitled to exercise the Warrants on a cashless basis if the shares of common stock underlying the Warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the Warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the Warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant or issued in connection with the Convertible Notes issued pursuant to the Securities Purchase Agreement. Upon the issuance of shares of common stock below the market price, the exercise price of the Warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on our principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

               In addition, the conversion price of the Convertible Notes and the exercise price of the Warrants will be adjusted in the event that we issue common stock at a price below the fixed conversion price, below market price, with the exception of any securities issued in connection with the Securities Purchase Agreement. The conversion price of the Convertible Notes and the exercise price of the Warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder’s position.

               Payment of the Convertible Notes is secured by all of our assets pursuant to a Security Agreement and an Intellectual Property Security Agreement.

               Pursuant to a Registration Rights Agreement we agreed to file a registration statement to register on request by the Selling Shareholders the shares underlying the Notes and Warrants.

               Michael Gelmon and Cory Gelmon each entered into a Guaranty and Pledge Agreement to provide additional security for our performance of the Transaction Agreements. Michael Gelmon pledged to the Selling Shareholders 4,000,000 shares he now owns of record and the 6,600,000 shares we owe him. Cory Gelmon pledged to the Buyers 11,100,000 shares he owns of record.

               We will be subject to the payment of certain penalties and damages in the event we do not satisfy our obligations under the Transaction Agreements including those with respect to registration of the shares underlying the Convertible Notes and Warrants.

               None of the shareholders are affiliates of the company. If all of the Convertible Notes are converted and/or if certain conversion limitations are disregarded, Selling Shareholders are the beneficial owners of 5% or more of our outstanding shares. In the event we default under the Transaction Agreements, the Selling Shareholders may become the record and beneficial owners of the shares pledged by the Gelmons. The Selling Shareholders have contractually agreed to restrict their ability to convert or exercise their Warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

               On November 16, 2004, we received $1,200,000 from the shareholders from the sale of Convertibles Notes. Provided that all of the conditions in the Securities Purchase Agreement have been met, the Selling Shareholders will also purchase $800,000 in Convertible Notes upon the filing of this registration statement for the shares underlying the Convertible Notes and Warrants, and an additional $1,000,000 in Convertible Notes within five days after the effective date of this registration statement.

               A portion of the proceeds from the Convertible Notes was used to prepay the balance of $584,930 on a term loan and related installment note due July 31, 2005 in the original principal amount of $1,000,000 that were personally guaranteed by the Gelmons and others and a loan from 860532 Alberta Corp. that is owned by the Gelmons. See “Certain Relationships and Related Transactions – Acquisition of Corporate Clinics,” and “Certain Relationships and Related Transactions – Loans.” We also used the proceeds for the payment of principal and interest on other outstanding notes, the payments of accounts payable, fees, and business development purposes. The proceeds from the sale of additional Convertible Notes may be used for debt repayment, business development and business acquisition.

SELLING SHAREHOLDERS

               The table below sets forth information concerning the resale of the shares of common stock by the Selling Shareholders We will not receive any proceeds from the resale of the common stock by the Selling Shareholders We will receive proceeds from the exercise of the Warrants unless the Selling Shareholders exercise the Warrants on a cashless basis. Assuming all the shares registered below are sold by the Selling Shareholders, none of the Selling Shareholders will continue to own any shares of our common stock.

               The following table also sets forth the name of each person who is offering for resale shares of common stock covered by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

Name	Shares of Common stock Included In Prospectus (1)(2)	Beneficial Ownership Before Offering	Percentage of Common stock Before Offering**	Beneficial Ownership After the Offering(4)	Percentage of Common stock Owned After Offering (4)
AJW Offshore Ltd.(3)	13,591,579	-0-	4.99%	-0-	-0-
AJW Qualified Partners, LLC(3)	34,828,421	-0-	4.99%	-0-	-0-
AJW Partners, LLC(3)	34,828,421	-0-	4.99%	-0-	-0-
New Millennium Capital Partners II, LLC(3)	1,698,948	-0-	4.99%	-0-	-0-

(1) Includes a good faith estimate of the shares issuable upon conversion of the Convertible Notes and exercise of Warrants, based on current market prices. Because the number of shares of common stock issuable upon conversion of the Convertible Notes is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. Under the terms of the Convertible Notes, if the Convertible Notes had actually been converted on February 9, 2005, the conversion price would have been $.076.

(2) The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the Convertible Notes and exercise of the related Warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. However the Selling Shareholders have contractually agreed to restrict their ability to convert their secured Convertible Notes or exercise their Warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the Selling Shareholders exceeds the number of shares of common stock that the Selling Shareholders could own beneficially at any given time through their ownership of the Convertible Notes and the Warrants. In that regard, the beneficial ownership of the common stock by the Selling Shareholders set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(3) The Selling Shareholders are affiliates of each other because they are under common control. AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed above owned by AJW Partners, LLC. AJW Offshore, Ltd., formerly known as AJW/New Millennium Offshore, Ltd., is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by AJW Offshore, Ltd. AJW Qualified Partners, LLC, formerly known as Pegasus Capital Partners, LLC, is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the shares listed above owned by AJW Qualified Partners, LLC. New Millennium Capital Partners II, LLC, is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by New Millennium Capital Partners II, LLC. The four Selling Shareholders are considered to be a group as defined under the Securities Exchange Act of 1934. The four Selling Shareholders are affiliated entities and may not own more then 4.99% of our Common stock on an aggregate basis. We have been notified by the Selling Shareholders that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(4) Assumes that all securities registered will be sold.

PLAN OF DISTRIBUTION

               The Selling Shareholders and any of their donees, pledgees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of our common stock being offered under this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales, which may include block transactions, may be at fixed or negotiated prices. The Selling Shareholders may use any one or more of the following methods when selling shares:

(a) ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers; (b) block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (c) purchases by a broker-dealer as principal and resales by the broker-dealer for its own account; (d) an exchange distribution in accordance with the rules of the applicable exchange; (e) privately negotiated transactions; (f) short sales, which are contracts for the sale of shares of stock that the seller does not own, or certificates for which are not within his control, so as to be available for delivery at the time when, under applicable rules, delivery must be made; (g) transactions to cover short sales; (h) broker-dealers may agree with the Selling Shareholders to sell a specified number of shares at a stipulated price per share; (i) a combination of any of these methods of sale; or (j) any other method permitted by applicable law.

               The sale price to the public may be: (a) the market price prevailing at the time of sale; (b) a price related to the prevailing market price; (c) at negotiated prices; or (d) price the Selling Shareholders determines from time to time.

               The shares may also be sold under Rule 144 or Regulation S under the Securities Act of 1933, if available, rather than under this prospectus. The Selling Shareholders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

               The Selling Shareholders may also engage in short sales against the box, which are sales where the seller owns enough shares to cover the borrowed shares, if necessary, puts and calls and other transactions in securities of the company or derivatives of the company securities of the company and may sell or deliver shares in connection with these trades. The Selling Shareholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a Selling Shareholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

               Broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

               The Selling Shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

               The Selling Shareholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. To our knowledge, no Selling Shareholders has entered into any agreement with a prospective underwriter, and there is no assurance that any such agreement will be entered into. If a Selling Shareholders enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this prospectus.

               The Selling Shareholders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the Selling Shareholders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

               This prospectus does not cover the sale or other transfer of the Convertible Notes or the Warrants held by the Selling Shareholders or the issuance of shares of common stock to the holders of the Convertible Notes or the Warrants upon conversion or exercise. If a Selling Shareholders transfers its Convertible Notes or Warrants prior to conversion or exercise, the transferee of the Convertible Notes or Warrants may not sell the shares of common stock issuable upon conversion of the Convertible Notes or upon exercise of the Warrants under the terms of this prospectus unless this prospectus is appropriately amended or supplemented by us.

               For the period a holder holds the Convertible Notes or the Warrants, the holder has the opportunity to profit from a rise in the market price of our common stock without assuming the risk of ownership of the shares of common stock issuable upon conversion of the Convertible Notes or upon exercise of the Warrants. The terms on which we could obtain additional capital during the period in which the Convertible Notes or the Warrants remain outstanding may be adversely affected. The holders of the Convertible Notes and the Warrants are most likely to voluntarily convert their Convertible Notes or exercise their Warrants when the conversion price or exercise price is less than the market price of our common stock.

               We have agreed to indemnify the Selling Shareholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Selling Shareholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

DESCRIPTION OF CAPITAL STOCK

               Our authorized capital stock will be 500,000,000 shares of common stock and 100,000,000 shares of preferred stock, all no par value.

               Shares of common stock may be issued from time to time as the Board of Directors may determine. Holders of common stock will be entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor after the requirements with respect to preferential dividends on the preferred stock, if any, have been met, and we have complied with all other requirements and subject to any other conditions relating to the preferred stock. In the event of liquidation, holders of common stock will be entitled to a proportionate share in any distribution of our assets after the payment of liabilities and after distribution in full of preferential amounts, if any, to be distributed to holders of the preferred stock. Holders of common stock will not have preemptive rights. Each share of common stock will be entitled to one vote, and cumulative voting will not permitted in the election of directors.

               At such time as there will be six or more directors, directors will be elected in three classes for terms of up to three years, and vacancies that occur during the year may be filled by the Board of Directors to serve for the remainder of the full term.

               Shares of preferred stock may be issued from time to time in one or more series as may be determined by the Board of Directors. The voting powers and the preferences and the relative, participating, optional and other special rights of each such series, and the qualifications, limitations or restrictions thereof shall be established by the Board of Directors except that no holder of preferred stock shall have preemptive rights.

               A quorum for the transaction of business at any meeting of the shareholders will be one-third of the shares entitled to vote. The affirmative vote of the holders of at least a majority of the shares voted at a meeting of the shareholders at which a quorum is present will constitute shareholder approval of matters to be acted upon by the shareholders. However, in the case of a sale or other transfer of substantially all our assets, liquidation, merger, consolidation, reorganization, or similar type of extraordinary corporate transaction with a beneficial owner of 10% or more, the affirmative vote of two-thirds of the shares entitled to vote thereon will constitute approval unless such transaction is with an affiliate or subsidiary, or the transaction is approved by the affirmative vote of a majority of our continuing directors. Continuing directors will be those directors who were our directors prior to the beneficial owner of 10% or more becoming a beneficial owner or affiliate, or who are designated continuing directors prior to or at their first election as directors. Shareholders may act by written consent of a majority of the shares entitled to vote, subject to any greater voting requirements as set forth above.

               Although our Board of Directors has no current plans to use the additional shares of common stock, "blank check" preferred stock, classification of directors, cumulative voting and greater than a majority voting requirements to entrench present management, the foregoing are considered anti-takeover measures to prevent hostile takeovers attempts. To the knowledge of management, no hostile takeover attempts are presently threatened or contemplated.

               Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Transfer Online Inc. Its telephone number is (503) 227-2950.

LEGAL MATTERS

               The validity of the shares of common stock offered under this prospectus will be passed upon by Noel E. Guardi, Attorney at Law, Denver, Colorado.

EXPERTS

               Our consolidated financial statements as of December 31, 2003 and for the years ended December 31, 2003 and 2002 included in this prospectus and in the registration statement of which this prospectus is a part have been audited by Gelfond, Hochstadt, Pangburn, P.C., our prior independent registered public accountant firm, to the extent and for the periods set forth in their report, appearing elsewhere in this prospectus and are incorporated in this prospectus in reliance upon the report given upon the authority of Gelfond, Hochstadt, Pangburn, P.C., as experts in auditing and accounting. Gelfond, Hochstadt, Pangburn, P.C. has not performed any auditing, review or accounting services subsequent to the audit of the December 31, 2003 consolidated financial statements and on September 1, 2004, we dismissed them.

WHERE YOU CAN FIND MORE INFORMATION

               We have filed with the Securities and Exchange Commission a registration statement on Form SB 2 under the Securities Act, and the rules and regulations promulgated under the Securities Act, with respect to the common stock offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. While material elements of the contracts and documents referenced in this prospectus are contained in this prospectus, statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the full text of the contract or other document which is filed as an exhibit to the registration statement.

               For further information with respect to us and the common stock offered under this prospectus, reference is made to the registration statement and its exhibits and schedules. The registration statement, including its exhibits and schedules, may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such documents may be obtained from the Securities and Exchange Commission upon the payment of the charges prescribed by the Securities and Exchange Commission. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

               The Securities and Exchange Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission's web site address is http://www.sec.gov/edgar. Our web site address is http://www.chiropracticusa.net.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Banyan Corporation

We have audited the accompanying consolidated balance sheet of Banyan Corporation and subsidiaries as of December 31, 2003, and the related consolidated statements of operations, stockholders' deficit and cash flows for each of the years in the two-year period ended December 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Banyan Corporation and subsidiaries as of December 31, 2003 and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred a net loss of $3,919,373 during the year ended December 31, 2003 and has a stockholders’ deficit and working capital deficiency of $1,133,802 and $888,305, respectively, at December 31, 2003. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

GELFOND HOCHSTADT PANGBURN, P.C.

Denver, Colorado
April 15, 2004

BANYAN CORPORATION
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2003

ASSETS

Current assets:
Cash and cash equivalents	$10,209
Accounts receivable, net of allowance of $72,600 (Note 2)	730,571
Total current assets	740,780

Furniture, fixtures and equipment, net (Note 5 )	118,894

Other assets, net (Note 3)	182,254

$1,041,928

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Current portion of long-term debt (Note 9)	$200,000
Accounts payable	505,915
Bank line of credit (Note 8)	25,000
Accrued liabilities	175,268
Accrued interest	94,341
Other liabilities (Note 13)	153,896
Notes payable (Note 10):
Related parties	374,665
Others	100,000
Total current liabilities	1,629,085

Long-term debt, net of current portion (Note 9)	546,645

Commitments and contingencies (Notes 3, 4, 6, 9, 11 and 13)

Stockholders' deficit (Notes 2, 3, 11, and 12):
Preferred stock; no par value; 10,000,000 shares authorized:
Class A convertible preferred stock; 500,000 shares authorized;
187,190 shares issued and outstanding;
liquidation preference $ 514,773	334,906
Common stock; no par value; 60,000,000 Class A shares
authorized; 53,440,917 shares issued and outstanding	7,998,351
Deferred compensation costs	(182,670)
Common stock to be issued	3,500
Accumulated deficit	(9,287,889)
Total stockholders' deficit	(1,133,802)
$1,041,928

The accompanying notes are an integral part of the consolidated financial statements

BANYAN CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2003 AND 2002

	2003	2002

Patient services, net	$1,698,861	$798,128
Revenues from franchised clinics	54,138

	1,752,999	798,128

Patient care costs	1,055,008	339,678
Franchise cost	33,830
Impairment loss (Note 2)	52,000
Selling, general and administrative expenses (Note 11)	4,414,799	1,292,821

	5,555,637	1,632,499

Loss from operations	(3,802,638)	(834,371)

Other income (expense):
Interest expense:
Related parties	(100,035)	(41,301)
Other	(16,700)	(20,049)
Unrealized loss on trading securities		(43,025)
Gain on investment borrowing (Note 13)		6,000

Loss from continuing operations	(3,919,373)	(932,746)

Discontinued operations (Note 3) :
Loss from operations of discontinued
subsidiary		(188,753)
Gain on disposal of subsidiary		656,168
	-	467,415
Net loss	$(3,919,373)	$(465,331)

Loss from continuing operations per
common share:
Basic and diluted	$(0.08)	$(0.05)

Net loss per common share:
Basic and diluted	$(0.08)	$(0.03)

Weighted average number of common
shares outstanding - basic and diluted	48,715,457	18,096,780

The accompanying notes are an integral part of the consolidated financial statements

BANYAN CORPORATION
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
YEARS ENDED DECEMBER 31, 2003 AND DECEMBER 31, 2002

						Common
	Preferred stock		Common stock			stock		Stock-
	Class A		Class A		Deferred	to be	Accumulated	holders'
	Shares	Amount	Shares	Amount	compensation	issued	deficit	deficit

Balances at January 1, 2002	187,190	$334,906	13,934,068	$3,602,436	$(67,669)	$3,500	$(4,903,185)	$(1,030,012)

Issuance of common stock for services			380,000	75,000				75,000

Issuance of stock options for services				157,600				157,600

Transfer of common stock by shareholder
for obligation of the Company (Note 11)				26,000				26,000

Issuance of common stock for guarantee and loan
fees (Note 3)			2,300,000	345,000				345,000

Issuance of common stock for acquisition
of assets of Advanced Health Center, Inc. (Note 3)			277,778	50,000				50,000

Issuance of common stock for consulting fees			750,000	67,500				67,500

Exercise of stock options in exchange for
reduction in accounts payable and
notes payable			700,000	70,000				70,000

Issuance of common stock to employees			60,000	10,200				10,200

Amortization of deferred compensation costs					28,000			28,000

Common stock and warrants issued for cash,
net of costs of $ 2,500			350,000	32,500				32,500

Common stock issued for cash			700,000	60,560				60,560

Issuance of common stock for acquisition
of assets of Franchise Support Network, Inc. (Note 3)			24,000,000

Net loss							(465,331)	(465,331)

Balances at December 31, 2002	187,190	$334,906	43,451,846	$4,496,796	$(39,669)	$3,500	$(5,368,516)	$(572,983)

(Continued)

BANYAN CORPORATION
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT (Continued)
YEARS ENDED DECEMBER 31, 2003 AND DECEMBER 31, 2002

						Common
	Preferred stock		Common stock			stock		Stock-
	Class A		Class A		Deferred	to be	Accumulated	holders'
	Shares	Amount	Shares	Amount	compensation	issued	deficit	deficit

Balances at December 31, 2002	187,190	$334,906	43,451,846	$4,496,796	$(39,669)	$3,500	$(5,368,516)	$(572,983)
(Carried forward)

Issuance of common stock for services			422,000	65,500				65,500

Issuance of common
stock for services (Note 11)			1,428,571	200,000	(200,000)			-

Stock compensation plans				906,850				906,850

Transfer of 100,000 shares
of subsidiary common
stock for services				6,000				6,000

Conversion of notes
payable to equity			198,000	35,500				35,500

Common stock issued for cash			1,930,500	259,115				259,115

Common stock and warrants issued for cash
of $596,000 and services of $1,397,590 (Note 11)			5,660,000	1,993,590				1,993,590

Exercise of warrants for cash			350,000	35,000				35,000

Amortization of deferred
compensation					56,999			56,999

Net loss							(3,919,373)	(3,919,373)

Balances at December 31, 2003	187,190	$334,906	53,440,917	$7,998,351	$(182,670)	$3,500	$(9,287,889)	$(1,133,802)

The accompanying notes are an integral part of the consolidated financial statements

BANYAN CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2003 AND 2002

	2003	2002

Cash flows from operating activities of continuing operations:
Net loss	$(3,919,373)	$(465,331)
Adjustments to reconcile net loss to net cash
used in operating activities:
Loss from discontinued operation		188,753
Gain on disposition of discontinued operations		(656,168)
Depreciation and amortization	149,629	77,794
Impairment loss	52,000
Unrealized gain on trading securities		43,025
Provision for doubtful accounts	328,100	24,600
Stock, options, and warrants issued for services	2,375,940	336,300
Gain on investment borrowing		(6,000)
Note payable issued for services		60,000
Amortization of deferred compensation	56,999	28,000
Changes in assets and liabilities from continuing operations net of business acquisition:
Accounts receivable	(30,894)	(78,908)
Accounts payable and accrued expenses	321,884	353,093
Deferred revenue	32,718

Net cash used in operating activities of continuing operations	(632,997)	(94,842)

Cash flows from investing activities:
Cash paid for acquisition of Advanced Health Care, Inc. (Note 3)		(900,000)
Purchase of furniture fixtures and equipment	(3,100)

Net cash used in investing activities of continuing operations	(3,100)	(900,000)

Cash flows from financing activities
Proceeds from notes payable, related parties	73,591	56,250
Payments on notes payable, related parties	(55,000)	(26,250)
Proceeds from long term debt		1,000,000
Advances on line of credit	25,000
Payment on investment borrowing		(10,625)
Payments on long term debt and notes payable	(336,577)	(66,778)
Proceeds from issuance of common stock and exercise of warrants	890,115	93,060

Net cash provided by financing activities of continuing operations	597,129	1,045,657

Cash used in discontinued operations		(2,745)

(continued)

BANYAN CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
YEARS ENDED DECEMBER 31, 2003 AND 2002

	2003	2002

Net increase (decrease) in cash	(38,968)	48,070
Cash and cash equivalents, beginning of year	49,177	1,107
Cash and cash equivalents, end of year	$10,209	$49,177

Supplemental disclosures of cash flow information:

Cash paid for interest	$60,358	$6349

Supplemental disclosure of non-cash investing and
financing activities:

Acquisition of Advanced Health Care, Inc. (Note 3)
Fair value of assets acquired		$1,150,000
Notes payable issued		(200,000)
Fair value of common stock issued		(50,000)

Cash paid		$900,000

Common stock issued for guarantee and loan fees
in connection with issuance of notes payable (Note 3)		$345,000

Stock options exercised for common stock in
satisfaction of accounts payable and notes payable (Note 11)		$70,000

Sale of DoubleCase Corporation (Note 3)
Carrying value of assets		$21,366
Liabilities assumed by purchaser		$(677,534)

Gain on sale of subsidiary		$(656,168)

Accrued interest payable added to notes payable		$34,824

Class A common stock issued in satisfaction of note
payable (Note 11)	$35,500

The accompanying notes are an integral part of the consolidated financial statements

BANYAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2003 AND 2002

1. Organization, principles of consolidation, going concern, results of operations and management’s plans:

Organization and principles of consolidation

Banyan Corporation (the “Company”), an Oregon corporation,` was incorporated on June 13, 1978. The Company primarily operates and franchises Chiropractic USA chiropractic clinics in the health care industry. All clinics are operated either by the Company or by independent entrepreneurs under the terms of franchise arrangements (franchisees).

The consolidated financial statements include the accounts of Banyan Corporation, its wholly-owned subsidiaries, Banyan Financial Services, Inc. (a Colorado corporation), Franchise Support Network Inc. (a Canadian corporation) and its majority-owned subsidiary, Chiropractic USA, Inc. (a Colorado corporation) and the accounts of Southern Health Care, Inc. (a Colorado corporation) in accordance with guidelines established under Emerging Issue Task Force 97-2 Application of FASB Statement No. 94 and APB Opinion 16 to Physician Practice Management Entities and Certain Other Entities with Contractual Management Arrangements. The Company meets all six of the requirements for a controlling financial interest that results in the consolidation of Southern Health Care, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation. Banyan Financial Services Inc. and Franchise Support Network Inc. have not commenced operations.

Going concern, results of operations and management’s plans:

The Company has incurred operating losses for several years. These losses have caused the Company to operate with limited liquidity and have created a stockholders’ deficit and working capital deficiency of $1,133,802 and $888,305, respectively, as of December 31, 2003. Additionally, a significant portion of the Company's notes payable are past due (Note 10). These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans to address these concerns include implementation of development and consolidation plan for chiropractic clinics. Also the Company plans on raising equity funding through the sales of its Class A Common stock or preferred stock on an as needed basis.

The accompanying financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts of liabilities that might be necessary should the Company be unsuccessful in implementing these plans, or otherwise be unable to continue as a going concern.

BANYAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2003 AND 2002

2. Summary of significant accounting policies:

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents:

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts receivable:

Accounts receivable are uncollateralized and consist primarily of receivables from patients, insurers and others for patient services rendered. Management reviews accounts receivable periodically for collectability and establishes an allowance for doubtful accounts and records bad debt expense when deemed necessary.

During the fourth quarter 2003, in connection with management’s evaluation of the collectability of accounts receivable, management determined that there was a decline in the net realizable value of accounts receivable. As a result of this determination, the Company recorded an adjustment of approximately $280,000 to decrease accounts receivable.

Furniture, fixtures and equipment:

Furniture, fixtures and equipment are stated at cost. Depreciation is provided by use of accelerated methods over the estimated useful lives of the assets, ranging from 3 to 7 years.

BANYAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2003 AND 2002

2. Summary of significant accounting policies (continued):

Goodwill:

Goodwill, arising from the acquisition of the Chiropractic USA development plan, represents the purchase price in excess of the fair value of assets acquired. In June 2001, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial and Accounting Standards (“SFAS”) No. 142, Goodwill and Other Intangible Assets. Effective January 1, 2002, SFAS No. 142 no longer allows the amortization of goodwill and intangible assets with indefinite useful lives. SFAS No. 142 requires that these assets be reviewed for impairment at least annually, or whenever there is an indication of impairment. Intangible assets with finite lives will continue to be amortized over their estimated useful lives and reviewed for impairment in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

SFAS No. 142 requires companies to allocate goodwill to identifiable reporting units, which are then tested for impairment using a two-step process detailed in the statement. The first step requires comparing the fair value of each reporting unit with its carrying amount, including goodwill. If the fair value exceeds the carrying amount, goodwill of the reporting unit is considered not impaired, and the second step of the impairment test is not necessary. If the fair value of the reporting unit does not exceed the carrying amount, the second step of the goodwill impairment test must be performed to measure the amount of impairment loss, if any. This step requires the allocation of the fair value of the reporting unit to the reporting unit’s assets and liabilities (including any unrecognized intangible assets) as if the reporting unit had been acquired in a business combination and the fair value of the reporting unit was the price paid to acquire the reporting unit. The excess of the fair value of the reporting unit over its reevaluated net assets would be the new basis for the reporting unit’s goodwill, and any necessary goodwill write down to this new value would be recognized as an impairment expense. The Company performed its annual goodwill impairment test in the fourth quarter of 2003 and determined that goodwill was impaired as of that testing date. As a result, the Company recorded an impairment loss of $52,000 for the year ended December 31, 2003.

BANYAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2003 AND 2002

2. Summary of significant accounting policies (continued):

Revenue recognition:

Fees from franchised clinics include initial fees and continuing fees. Initial fees are recognized upon opening of a clinic, which is when the Company has performed substantially all initial services required by the franchise arrangement. Continuing fees are recognized in the period earned.

Net patient revenues from Company owned clinics represent the estimated realizable amounts to be received from patients, third-party payers and others for services rendered as the services are performed. Revenues are reported at established rates reduced by contracted amounts based on agreements with patients, third party payers and others obligated to pay for services rendered.

Comprehensive income:

SFAS No. 130, Reporting Comprehensive Income, establishes accounting and reporting requirements for comprehensive income. During the years ended December 31, 2003 and 2002, the Company had no components of comprehensive income to report.

Stock-based compensation:

SFAS No. 123, Accounting for Stock-Based Compensation allows companies to choose whether to account for employee stock-based compensation on a fair value method, or to continue accounting for such compensation under the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”). The Company has chosen to continue to account for employee stock based compensation using APB 25. Accordingly, no compensation expense has been recognized for options granted at fair value. Had compensation cost for the Company’s stock options plan been determined based on the fair value at the grant dates for awards under the plans consistent with the fair-value based method of accounting prescribed by SFAS No. 123, the Company’s results would have been changed to the pro forma amounts indicated below:

BANYAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2003 AND 2002

2. Summary of significant accounting policies (continued):

Stock based compensation (continued):

	2003	2002
Net loss, as reported	$(3,919,373)	$(465,331)
Add: Stock-based employee compensation
expense included in reported net loss
loss	-	-
Deduct: Total stock-based employee
compensation expense determined under
fair value based method for all awards	(375,500)	(182,300)
Net loss, pro forma	$(4,294,873)	$(647,631)
Basic and diluted loss
per share, as reported	$(0.08)	$(0.08)
Basic and diluted loss
per share, pro forma	$(0.09)	$(0.11)

The fair value of each option and grant is estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in the years ended December 31, 2003 and 2002: dividend yield of zero; expected volatility ranging from 197% to 181%; risk-free interest rates ranging from 1.36% to 1.68%; and an expected term of 18-36 months.

BANYAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2003 AND 2002

2.  Summary of significant accounting policies (continued):

Income taxes:

The Company provides for income taxes under the provisions of SFAS No. 109, Accounting for Income Taxes. SFAS No. 109 requires an asset and liability based approach in accounting for income taxes.

Deferred income tax assets and liabilities are recorded to reflect the tax consequences on future years of temporary differences of revenue and expense items for financial statement and income tax purposes. Valuation allowances are established against assets, which are not likely to be realized.

Impairment of long-lived assets:

Management reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by that asset. If such assets are considered impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Based on its review, management does not believe that any impairment of long-lived assets exists at December 31, 2003.

Net loss per share:

Basic net loss per share is computed by dividing the net loss applicable to common stockholders by the weighted-average number of shares of common stock outstanding for the year. Diluted net loss per share reflects the potential dilution that could occur if dilutive securities were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company, unless the effect of such inclusion would reduce a loss or increase earnings per share. In August 2003, the Company issued 1,428,571 shares of Class A common stock under a stock-based consulting agreement, which is to be earned through August 2004. Until they are earned, or canceled, these shares are considered options for the purpose of computing basic and diluted earnings per share. For the years ended December 31, 2003 and 2002, the effect of the inclusion of dilutive shares would have resulted in a decrease in loss per share. Accordingly, the weighted average shares outstanding have not been adjusted for dilutive shares.

Advertising:

Advertising costs are expensed as incurred. For the years ended December 31, 2003 and 2002, advertising costs were approximately $90,000 and $39,300, respectively.

BANYAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2003 AND 2002

2. Summary of significant accounting policies (continued):

Business segments:

The Company has adopted SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information, which establishes reporting and disclosure standards for an enterprise’s operating segments. Operating segments are defined as components of an enterprise for which separate financial information is available and regularly reviewed by the Company’s senior management. Prior to 2003, the Company's franchise operations were not significant and the Company reported operations in only one business segment, chiropractic services. During 2003, the Company operated in two business segments, chiropractic services and franchising chiropractic clinics, and the information in Note 15 has been restated for 2002 to conform to the 2003 presentation.

Recently issued accounting pronouncements:

In November 2002, the FASB issued Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantees of Indebtedness of Others. FIN No. 45 elaborates on the disclosures to be made by the guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guaranty. The initial recognition and measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, while the provisions of disclosure requirements are effective for financial statements of interim and annual reports ending after December 15, 2002. The adoption of FIN No. 45 had no impact on the consolidated financial condition or results of operations of the Company.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS No. 150 establishes new standards on how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. The provisions of SFAS No. 150 are generally effective for all financial instruments entered into or modified after May 31, 2003, except for those provisions relating to mandatory redeemable non-controlling interests, which have been deferred. The adoption of SFAS No. 150 did not have a material impact on the financial position or results of the Company. If the deferred provisions of SFAS No. 150 are finalized in their current form, management does not expect adoption to have a material effect on the consolidated financial position or results of operations of the Company.

In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation Transition and Disclosure. This statement amends SFAS No. 123, Accounting for Stock-Based Compensation, and establishes two alternative methods of transition from the intrinsic value method to the fair value method of accounting for stock-based employee compensation. In addition, SFAS No. 148 requires prominent disclosure about the effects on reported net income (loss) and requires disclosure for these effects in interim financial information. The provisions for the alternative transition methods are effective for fiscal years ending after December 15, 2002, and the amended disclosure requirements are effective for interim periods beginning after December 15, 2002. The Company adopted the disclosure only provisions of SFAS No. 148 in 2003 and plants to continue accounting for stock-based compensation under APB 25.

In January 2003, the FASB issued SFAS Interpretation No. 46, Consolidation of Variable Interest Entities ("FIN 46"), which changes the criteria by which one company includes another entity in its consolidated financial statements. FIN 46 requires a variable interest entity ("VIE") to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitles to receive a majority of the entity's residual returns or both. In December 2003, the FASB approved a partial deferral of FIN 46 along with various other amendments. The effective date for this interpretation has been extended until the first fiscal period ending after December 15, 2004. However, prior to the required application of this interpretation, a public entity that is a small business issuer shall apply this interpretation to those entities that are considered to be special purpose entities no later than as of the end of the first reporting period after December 15, 2003. As the Company does not currently have an interest in a VIE or special purpose entity, management does not expect that the adoption of FIN 46 will have a material effect on the financial condition or results of operations of the Company.

BANYAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2003 AND 2002

3. Business acquisitions and dispositions:

In September 2001, the Company, entered into an agreement with Advanced Health Center, Inc. (“Advanced”) of Lake Charles, Louisiana to purchase three chiropractic clinics and their operating assets for $1,150,000. On June 26, 2002, the Company’s wholly-owned subsidiary, Chiropractic USA, Inc. assigned its right to acquire the clinics to Southern Health Care, Inc., (”Southern”) a newly formed Colorado holding company with no other assets, in exchange for a management agreement and franchise agreements. Southern is wholly owned by Michael and Cory Gelmon, who are also the Company’s chief executive and chief financial officer, respectively. This assignment was undertaken at the request of the financial institution funding the acquisition to accommodate their desired organizational structure for the transaction. On July 29, 2002, Southern completed the acquisition of Advanced. Southern acquired accounts receivable of $973,469 and furniture, fixtures and equipment of $176,531 in exchange for $900,000 cash, notes payable of $200,000 and the Company issued 277,778 shares of its Class A common stock valued at $50,000, ($0.18 per share) which was equal to the market price on the agreement date. As part of the agreement to purchase Advanced, the Company agreed to issue an aggregate of 2,300,000 shares of its Class A common stock, valued at $345,000 ($0.15 per share), which was equal to the market price on the agreement date, to eight individuals, as guarantee and loan fees on the financial institution debt of Southern. Included in the eight individuals were the Company’s chief executive officer and its chief financial officer, who each received 600,000 shares as guarantors and indemnifiers of the other guarantors of the loan. The guarantee and loan fees are being amortized over the three-year term of the loan. Amortization expense was approximately $115,000 and $47,000 for the year ended December 31, 2003 and 2002, respectively.

On October 10, 2002, the Company’s board of directors initiated a plan to sell the Company’s wholly-owned subsidiary, DoubleCase Corporation. On October 30, 2002, the Company sold all of the common shares of its wholly-owned subsidiary DoubleCase Corporation (“DoubleCase”) to Global Case Corporation for cash consideration of $1. At the date of the disposition, the liabilities exceeded the fair value of the assets of DoubleCase by approximately $656,000. During the period ended October 30, 2002 and the year ended December 31, 2001, DoubleCase had revenues of approximately $212,800 and $409,400, respectively, and net losses of approximately $188,800 and $210,800, respectively

On May 7, 2001, the Company made an offer to purchase all of the issued and outstanding shares of Franchise Support Network, Inc. (“FSN”) in exchange for 34,047,666 shares of the Company’s Class A common stock. The Company issued an aggregate of 24,000,000 shares of its Class A common stock to the shareholders of FSN, Michael and Cory Gelmon, on November 30, 2002. The transaction has been accounted for by the Company under guidance provided by SAB No. 48 (Topic 5-G), Transfers of Nonmonetary Assets by Promoters or Shareholders. Accordingly, the assets of FSN have been recorded at the transferors’ historical cost basis, which is zero, as FSN had no assets as of the acquisition date, had not commenced operations and expenses since inception are not material. At December 31, 2003, Michael and Cory Gelmon hold 21,740,000 shares of the Company’s Class A common stock, or approximately 41% of the issued and outstanding Class A common stock. At December 31, 2003, there were 10,047,666 shares to be issued to Michael and Cory Gelmon for the acquisition of FSN, when they become available for issue.

4. Franchise Operations:

During 2003, the Company’s subsidiary, Chiropractic USA Inc., entered into 30 franchise agreements. These franchise agreements are for five and ten year terms. Chiropractic USA Inc., under the terms of the agreements is responsible for offering operational support, shared information, training support and

BANYAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2003 AND 2002

4. Franchise Operations (Continued):

marketing services to the franchisees. In return for these services, Chiropractic USA Inc. is to recognize royalties in the amount of 6% of collections on a weekly basis plus an additional 3% of collections for national and local advertising campaigns. Collections are defined as monies received as payment for services rendered. The Company also has the right to audit the franchisee’s accounting records to determine compliance. The royalties recognized appear on financial statements as “revenues from franchised clinics.” General and administration expenses associated with these revenues will be included in the selling, general and administrative expenses on the statement of operations. Prior to the execution of these franchise agreements, Chiropractic USA Inc. will charge a $20,000 initial franchise fee for startup clinics and a $1 fee for existing clinics that convert to its franchise program. The Company agrees to provide marketing, site selection, office processes, financing aid and other services to start up practices. Initial franchise fees will be recognized when substantially all significant services to be provided by Chiropractic USA Inc. have been performed.

During 2003, the Company’s subsidiary, Chiropractic USA Inc., entered into 10 area development agreements with individuals. The agreements are designed for the individuals to develop the franchise market for Chiropractic USA and deliver a minimum of 10 conversions or start-up franchisees per year per agreement. The term of the agreements is 10 years. The Company will offer marketing support and remunerate the area developers 16.67% of royalties recognized from each franchisee within their territory. The royalties paid to the area developers will be recorded as a reduction in “revenues from franchised clinics” in the Company’s statement of operations.

5. Furniture, fixtures and equipment:

Furniture, fixtures and equipment consisted of the following at December 31, 2003:

Furniture, fixtures and equipment	$179,632
Leasehold improvements	2,118

181,750
Less accumulated depreciation	62,855

$118,895

6. Lease commitments:

The Company leases its chiropractic clinics under non-cancelable operating leases expiring in July 2012. The Company also leases office space in Los Angeles, California under a month-to-month lease for $250 per month. Rent expense incurred for the years ended December 31, 2003 and 2002 was approximately $128,000 and $59,000, respectively. Future minimum future rental commitments under non-cancelable operating leases are approximately as follows:

Years ending
December 31,

2004	$114,000
2005	114,000
2006	114,000
2007	119,200
2008	126,500
Thereafter	453,400
$1,041,100

BANYAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2003 AND 2002

7. Income taxes:

The Company did not incur income tax expense for the years ended December 31, 2003 and 2002. The difference between the expected tax benefit computed at the federal statutory income tax rate of 34% and the effective tax rate for the years ended December 31, 2003 and 2002 was due primarily to the tax effect of the change in the valuation allowance.

The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

The following is a summary of the Company’s deferred tax assets and liabilities arising from differences in financial statement and income tax bases for the following assets at December 31, 2003:

Accounts receivable	$(270,600)

Accounts payable and accrued liabilities	204,200

Allowance for doubtful accounts	16,300

Net operating loss carry forwards	3,175,000

Deferred tax asset valuation allowance	(3,124,900)

$–

At December 31, 2003 the Company has approximately $9,337,000 of unused federal net operating loss carry forwards, which expire from 2005 through 2023. A valuation allowance has been provided to reduce the deferred tax assets to zero, as realization is not assured. In addition, due to the change in control of the Company in 2002, the net operating loss carry forwards may be limited.

8. Line of credit:

The Company has a $25,000 revolving line of credit with a bank. Interest is charged at 1.25% above the bank’s prime rate (5.25% at December 31, 2003) and is payable monthly. At December 31, 2003, borrowings under the line of credit were $25,000. The line of credit is collateralized by the Company’s deposit accounts held with the bank and is personally guaranteed by both the Chief Financial and Chief Executive Officers of the Company and is due on demand.

BANYAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2003 AND 2002

9. Long-term debt:

The Company has a note payable of $746,645 to a financial institution. The note has a term of three years, accrues interest at the one-month LIBOR rate plus 3.40%, which was 4.52% at December 31, 2003, and is due in monthly installments of $16,667 plus accrued interest until the final payment in August 2005, at which time all remaining accrued interest and principal amounts are due. The note is collateralized by all of the assets of Southern Health Care, Inc. In addition, Southern Health Care, Inc. must maintain a fixed charge coverage ratio (as defined) of 1.1 to 1. At December 31, 2003, management believes it is in compliance with the covenant. Aggregate long-term term debt maturities are approximately as follows:

Years ending
December 31,	Amount

2004	$200,000
2005	546,645
$746,645

BANYAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2003 AND 2002

Summary of significant accounting policies (continued):

10. Notes payable:

At December 31, 2003 notes payable consist of the following:

Related Parties:
Note payable, former chief executive officer / director; unsecured;
interest at 8%; due December 2002, past due	$15,000

Note payable, former director; unsecured;
interest at 10%; due April 1, 2001; past due	33,840

Note payable, family member of a principal stockholder; unsecured;
interest at 9%; due November 1, 2001; past due	16,300

Note payable, family member of a principal stockholder; unsecured;
interest at 9%; due November 1, 2001; past due	12,200

Note payable, Company's former president unsecured;
interest at 10%; due November 2001, past due	8,595

Notes payable, family member of a principal stockholder; unsecured;
interest at 10%, due March 31, 2001; past due	130,640

Notes payable, family member of a principal stockholder / officer;
unsecured; interest at 12%; due on demand	32,500

Note payable, former subsidiary’s president; unsecured; interest at
8%; principal payments of $4,000 due monthly; due March 2003;
past due	52,000

Note payable, entity controlled by chief executive and chief financial
officers; unsecured; interest at 10%; due on demand	73,580

$374,655
Other:
Note payable, unrelated entity, unsecured; interest at 10%, due June 2002, past due	$5,000
Note payable, unrelated entity; unsecured; interest at 10%; due January, 2003; past due	50,000
Note payable, unrelated party; unsecured; interest at 10%; due on demand	45,000
$100,000

BANYAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2003 AND 2002

11. Stockholders’ deficit:
Preferred stock:

The Company has 10,000,000 shares of no par value preferred stock authorized, and has designated 500,000 shares of Class A convertible preferred stock and 500,000 shares of Class B preferred stock. No Class B preferred stock is issued or outstanding.

At December 31, 2003 and 2002, there were 187,190 shares of no par value, Class A convertible preferred stock issued and outstanding. The Company may call the shares at $2.75 per share at any time. Each share of Class A convertible preferred stock is convertible at any time into one share of the Company’s Class A common stock.

Common stock:

In September 2003, the Board of Directors re-designated 10,000,000 shares of no par value, Class B common stock as no par value, Class A common stock thereby increasing the number of authorized shares of Class A common stock from 50,000,000 to 60,000,000. There are no longer any shares of Class B common stock authorized.

The Company has 60,000,000 shares of no par value, common stock authorized. At December 31, 2003 there were 53,440,917 shares of Class A common stock issued and outstanding. Subsequent to year end the Company has issued 2,343,097 shares of its Class A common stock for cash proceeds of $277,556. In addition, the Company has outstanding options of 13,115,000, outstanding warrants of 4,910,000, outstanding preferred stock of 187,190, 10,047,666 shares to be issued to Michael and Cory Gelmon in connection with the FSN transaction, and 50,000 shares to be issued in connection with the issuance of a note payable in 2001, which are convertible into Class A common shares which would, if converted, cause the Company to exceed its authorized Class A common shares. This is prohibited by the laws of the State of Oregon and therefore until the Company is able to convene a special meeting of the shareholders pursuant to the proxy solicitation requirements of Section 14 of the Securities Exchange Act of 1934, and the laws of the State of Oregon, it cannot permit such conversions, which means the Company is or will be in default of certain terms and conditions of such instruments.

The Company intends to prepare and file proxy solicitation materials to convene a meeting of shareholders to among other things, increase its authorized shares in an amount sufficient to permit the conversion of its authorized and/or outstanding convertible securities.

BANYAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2003 AND 2002

11. Stockholders’ deficit (continued):
Stock Transactions

During the year ended December 31, 2003, the Company sold an aggregate of 750,000 shares of its Class A common stock, at less than the market value on the date of sale, and 4,910,000 units consisting of one share of its Class A common stock and a warrant to purchase one share of its Class A common stock, at less than the market value of the common stock and fair value of the warrant on the date of sale, in exchange for cash of $596,000 to franchisees and area developers as incentives to convert their chiropractic clinics to franchised clinics. As the cash consideration for the stock sales was less than the market values on the sales dates, the Company recorded expense of $407,350 for the effect of these discounts. The warrants are immediately exercisable and may be exercised for a period of 18 months from the sale date. The Company valued the warrants based upon the Black-Scholes pricing model, resulting in recognition of compensation expense of $990,240.

In February 2003, the Company issued 202,000 shares of Class A common stock, valued at $0.10 per share, which was equal to the market price on the agreement date, to consultants for accounting and Internet services.

In May 2003, the Company issued 20,000 shares of Class A common stock, valued at $0.14 per share, which was equal to the market price on the agreement date, to a consultant for marketing services.

In August 2003, the Company issued 1,428,571 shares of Class A common stock, valued at $0.14 per share, which was equal to the market price on the agreement date, to a consultant for marketing services under a twelve month marketing service agreement.

In July 2003, the Company issued 150,000 shares of Class A common stock at $0.12 per share, which was equal to the market price on the agreement date, to an employee for services.

In October 2003, the Company issued 50,000 shares of Class A common stock, valued at $0.49 per share, which was equal to the market price on the agreement date, to a consultant for marketing services.

In December 2003, the Company issued 198,000 shares of its Class A common stock, valued at $35,500, to a former president of the Company in exchange for $35,500 reduction in debt.

During the year ended December 31, 2003, the Company issued an aggregate of 1,930,500 shares of its Class A common stock at an average price of approximately $0.13 per share, for total cash consideration of $259,115.

In March 2002, the Company issued 60,000 shares of its Class A common stock, at $0.20 per share, which was equal to the market price on the agreement date, to a consultant for accounting services.

In May 2002, the Company issued 250,000 shares of its Class A common stock, at $0.23 per share, which was equal to the market price on the agreement date, to a consultant for future services to be performed during the second and third quarters of 2002. Subsequently, the Company and the consultant agreed to cancel the agreement and the shares were returned to the Company.

BANYAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2003 AND 2002

11. Stockholders’ deficit (continued):
Stock Transactions (continued):

In June 2002, the Company issued 750,000 shares of its Class A common stock, at $0.18 per share, which was equal to the market price on the agreement date, to a consultant for future services to be performed over a twelve month period beginning July 2002. Accordingly, $135,000 was recorded as deferred compensation cost to be amortized over the one-year term of the agreement. During the three months ended September 30, 2002, the Company and the consultant agreed to cancel the agreement and the shares were returned to the Company, and the deferred compensation was reversed.

In July 2002, the Company’s chief executive officer and chief financial officer each transferred 100,000 shares of the Company’s Class A common stock held in their names, to a consultant for services. The Company accounted for the transfer as a capital contribution by the chief executive officer and chief financial officer aggregating $26,000, or $0.13 per share, which was equal to the market price of the Class A common stock on the agreement date, and the Company recorded consulting expense of $26,000.

In July 2002, the Company issued 20,000 shares of its Class A common stock, at $0.15 per share, which was equal to the market price on the agreement date, to settle a threatened claim.

In July 2002, the Company issued 60,000 shares of its Class A common stock, at $0.17 per share, which was equal to the market price on the agreement date, to employees.

In October 2002, the Company issued 650,000 shares of its Class A common stock, at $0.09 per share, which was equal to the market price on the agreement date, to a consultant for services.

In November and December 2002, the Company issued 50,000 shares, respectively, of its Class A common stock, at $0.09 and per share, which was equal to the market price on the agreement dates, to a consultant for services.

In December 2002, the Company received $32,500, which is net of $2,500 of offering costs, in exchange for 350,000 shares of the Company’s Class A common stock and 350,000 warrants to purchase Class A common stock. The warrants are exercisable for one year from their date of issuance at $0.10 per share.

In December 2002, options to purchase 700,000 shares of the Company’s Class A common stock at $0.10 were exercised in exchange for a $70,000 reduction in accounts payable and notes payable.

BANYAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2003 AND 2002

During the year ended December 31, 2002, the Company issued an aggregate of 700,000 shares of its Class A common stock at an average price of approximately $0.09 per share, for total cash consideration of $60,560.

BANYAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2003 AND 2002

11. Stockholders’ deficit (continued):
Stock Options:

The Company has adopted two incentive stock option plans: the 1996 Incentive Stock Option Plan (the “1996 Plan”) and the 2000 Incentive Stock Option Plan (the “2000 Plan”). The Company reserved an aggregate of 105,345 shares of Class A common stock for issuance under the 1996 Plan and 500,000 shares of Class A common stock for issuance under the 2000 Plan.

Stock options granted under the 1996 Plan vest at a rate of 20% per year and are exercisable up to 10 years from the date of grant at 95% of the fair value of the Class A common stock on the date of grant. If the option holder owns 10% or more of the Company’s Class A common stock, the options are exercisable over 5 years from the date of grant. There were no options outstanding under the 1996 Plan as of December 31, 2003 and 2002.

Stock options granted under the 2000 Plan vest at a rate of 34% in the first year and 33% per year for the next two years and are exercisable up to 5 years from the date of grant at the fair value of the Class A common stock on the date of grant. There were no options outstanding under the 2000 Plan at December 31, 2003 and 2002.

During the year ended December 31, 2003, the Company granted options to purchase 3,270,000 shares of the Company’s Class A common stock at an average price of $0.24 per share to franchisees and area developers, as incentives to convert their chiropractic clinics to franchised clinics. The Company valued the options based upon the Black-Scholes pricing model, resulting in recognition of compensation expense of approximately $765,600.

In July 2002, the Company committed to grant options to purchase 685,000 shares of the Company’s stock in July 2004, to an employee and to consultants for services, at the weighted average closing price of the Company’s Class A common stock for the preceding 30 days, if the employee remains in the service of the Company through that date. The Company accounts for these options as variable awards. At 2003, the total estimated value of these options was approximately $195,000. For the year ended December 31, 2003, the Company recorded approximately $137,400 of consulting and compensation.

In July 2002, the Company granted options to purchase 650,000 shares of the Company’s common stock at $0.18 per share to consultants for services provided to the Company. These options are exercisable through September 2007. The options vested immediately and were valued at $0.15 per share based upon the Black-Scholes option-pricing model, resulting in recognition of compensation expense of $101,600.

BANYAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2003 AND 2002

11. Stockholders’ deficit (continued):
Stock Options (continued):

In July 2002, the Company granted options to purchase 35,000 shares of the Company’s common stock at $0.18 per share, which was greater than the market value at the date of commitment, to an employee for services provided to the Company. The options vested immediately and are exercisable through September 2007.

In September 2002, the Company granted options to purchase 1,000,000 shares of the Company’s common stock at $0.10 per share to consultants for services provided to the Company. The options are exercisable through September 2007. The options vested immediately and were valued at $0.056 per share based upon the Black-Scholes option-pricing model, resulting in recognition of compensation expense of $56,000.

In October 2002, the Company granted options to purchase 1,000,000 shares of the Company’s common stock at $0.10 per share, which was greater than the market value at the date of commitment, to each of the chief executive officer and chief financial officer, respectively. The options are exercisable through October 2007 and vested immediately.

BANYAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2003 AND 2002

11. Stockholders’ deficit (continued):
Stock Options (continued):

A summary of option activity for the periods ended December 31, 2003 and 2002 is as follows:

		Weighted
		average
		exercise
	Shares	price

January 1, 2002	4,495,000	$0.11
Granted	3,685,000	$0.11
Exercised	(700,000)	$0.10
Expired

December 31, 2002	7,480,000	$0.11
Granted	5,970,000	$0.20
Exercised	-
Expired	(335,000)	$0.08

December 31,2003	13,115,000	$0.15

BANYAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2003 AND 2002

The following table summarized information about stock options outstanding at December 31, 2003.

		Weighted	Weighted		Weighted
Range of	Number	average	average	Number	average
Exercise price	outstanding	contractual life	exercise price	exercisable	exercise price

$ 0.05-0.10	4,450,000	3 years	$0.09	4,450,000	$0.09
$ 0.11-0.29	7,545,000	3 years	$0.16	6,795,000	$0.16
$ 0.30-0.60	1,120,000	3 years	$0.41	1,120,000	$0.41
	13,115,000			12,365,000

BANYAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2003 AND 2002

12. Related party transactions:

In January 2003, the Company entered into an agreement with Britannia Law Office (“Britannia”) located in Calgary, Canada for Britannia to represent the Company in legal matters. The Company pays Britannia a monthly retainer of $12,000. During 2003, the Company paid approximately $158,100 to Britannia for these services. Britannia is owned by the president and chief executive officer of the Company.

In August 2003, the chief executive officer of the Company loaned 1,000,000 shares of Class A common stock held in his name to the Company. In September 2003, the Company issued 1,000,000 shares of Class A common stock to the chief executive officer as repayment. The loan was non-interest bearing. The loan was made in connection with the Company’s execution of a consulting agreement for marketing services.

In August 2003, the Company granted options to purchase an aggregate of 2,000,000 shares of the Company’s Class A common stock at $0.18 per share, which was equal to the market price on the agreement date to the chief executive officer and the chief financial officer of the Company. The options are exercisable through August 2006 and vested immediately.

During the year ended December 31, 2003, the Company received $73,591 in exchange for notes payable issued to an entity in which the Company’s president and chief executive officers are minority shareholders. The notes are non-interest bearing and due on demand. During the same period, $35,000 was repaid on these related party notes.

In June 2003, the Company granted options to purchase 500,000 shares of the Company’s Class A common stock at $0.12 per share, which was equal to the market price on the agreement date, and options to purchase 200,000 shares of the Company’s Class A common stock at $0.16 per share, which was greater than the market price on the agreement date, to an employee for services. The options vest over three years.

In April 2003, the Company’s chief executive officer and chief financial officer transferred an aggregate of 4,800,000 shares of the Company’s Class A common stock held in their names, to a shareholder and former director of the Company and another shareholder (the “Parties”) of the Company. In May 2001, the Company’s chief executive officer and chief financial officer entered into an agreement to each transfer 10% of the shares they received upon the closing of the Franchise Support Network, Inc. acquisition to allay the concerns of the Parties about dilution upon closing. Since no services were provided by the former director or the shareholder, the Company has not recorded expense for the transfer of the Class A common stock.

In January of 2002, the Company issued a note payable in exchange for cash of $6,250 to a family member of the Company’s chief executive officer. The note was repaid in July 2002.

In March 2002, the Company issued 300,000 shares of its Class A common stock, at $0.20 per share, which was equal to the market price on the agreement date, to an employee for compensation. Accordingly, the Company recorded compensation expense of $60,000.

BANYAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2003 AND 2002

13. Commitments and contingencies:

A former president and chief executive officer of the Company was convicted in 1999 in U.S. District Court, Southern District of New York of securities violations occurring in 1996. No allegations have been made against the Company. The eventual affect of these proceedings, if any, on the Company's business undertakings is unknown at the present time. However, the Company has indemnified the former president against all expenses, fees, fines and judgments as they relate to the criminal charges, conviction and appeal of his conviction. During the year ended December 31, 2002 the Company has spent approximately $60,000 on behalf of the former president. During the year ended December 31, 2003, the Company did not incur any legal expenses on behalf of the former president.

In September 2000, the Company entered into an agreement with an unrelated entity under which the Company borrowed 50,000 shares of Inform World Wide Holdings, Inc. (“IWWH”) registered common stock, valued at the quoted market price at the date of receipt of $162,500. In exchange, under the terms of the agreement, the Company agreed to return 50,000 shares IWWH registered common stock, plus 2,000 shares representing interest, for each month the borrowing was outstanding until January 31, 2001. In July 2001, the Company reached a settlement for repayment of 70,500 shares owed as of July 1, 2001. The Company paid $10,016 cash in lieu of shares, and was to pay $5,000 cash in December 2001, and return 37,500 shares of IWWH stock in December 2001. During September 2002, the Company paid $10,625 to settle the amount due.

In July 2000, the Company, through mediation, settled litigation for $140,000 brought by a brokerage firm in October 1999, alleging negligence. The Company executed a settlement agreement and deposited with the court 15,000 shares of Class A preferred stock of IWWH accompanied by an executed stock powers. The brokerage firm may liquidate the shares in the event the Company defaults under the terms of the agreement. The Company has paid approximately $27,000 of the settlement amount. In January 2001, the Company defaulted and a stipulated money judgment was filed with the court. The shares of IWWH Class A preferred stock were transferred to the brokerage firm. The brokerage firm has not notified the Company if the shares have been liquidated and applied to amounts owed by the Company. During 2002, the Company wrote off the value of the IWWH Class A preferred stock recorded on its books, since the Company is unable to determine what the disposition of the IWWH Class A preferred stock was, if any. The amount due of approximately $153,900 is included in other liabilities and at December 31, 2003 interest at 9% per annum is being accrued on the unpaid balance. The Company is evaluating options to resolve the matter with the brokerage firm.

On January 8, 2004, a former employee of the former subsidiary DoubleCase, filed suit against the Company seeking unspecified money damages for breach of an alleged employment contract. The Company and its officers deny any liability and intend to vigorously defend the suit.

BANYAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2003 AND 2002

14. Fair value of financial instruments:

The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a forced liquidation. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument. Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Company.

The fair value of cash and cash equivalents, accounts receivable, accounts payable approximate their carrying amounts because of the short maturities of these instruments. The fair values of the long-term note payable and line of credit approximates their fair values because of the adjustable interest rate on the notes. Notes payable to non-related parties are impractical to approximate because of their past due status. The fair values of notes payable to related parties are not practicable to estimate, based upon the related party nature of the underlying transactions and the past due status. The fair value of other liabilities is impractical to estimate based because of the Company’s default on the agreements.

15. Segment Information:

The Company operates in two business segments: Company owned operation of Chiropractic clinics (Southern Health Care) and franchised chiropractic clinics. The accounting policies of the segments are the same as those described in the summary of significant accounting policies. The Company evaluates performance based on operating earnings of the respective business units.

As of and during the years ended December 31, 2003 and 2002, the segment results are as follows:

	2003

	Chiropractic			Consolidated
	Services	Franchise	Corporate	total

Revenues	$1,698,861	$54,138		$1,752,999
Segment operating
loss	(434,056)	(2,651,707)	$(716,874)	(3,802,637)
Total assets	1,024,306	7,247	10,375	1,041,928
Capital expenditures	3,100	-	-	3,100
Depreciation and
amortization	149,629			149,629
Non-cash Stock compensation	137,411	2,206,329	32,200	2,375,940
Impairment loss	-	52,000	-	52,000
Write-down of accounts receivable	280,000	-	-	280,000
Amortization of deferred
compensation		28,000	28,999	56,999
Interest expense	43,140		73,595	116,735

	2002

	Chiropractic			Consolidated
	Services	Franchise	Corporate	total

Revenues	$798,128			$798,128
Non-cash Stock Compensation	336,300	-	-	336,300
Segment operating loss	(147,717)	$(28,000)	$(1,456,782)	(1,632,499)
Total assets	1,502,830	52,000	21,793	1,576,623
Capital expenditures	900,000			900,000
Depreciation and
amortization	77,794			77,794
Amortization of deferred
compensation		28,000		28,000
Interest expense	26,279		35,071	61,350

BANYAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2003 AND 2002

16. Fourth quarter adjustments:

Warrants:

During the forth quarter 2003, the Company recognized expense for warrants issued in the amount of $990,240. These warrants were issued to franchisees and area developers of the Company franchise program. Approximately $578,000 and $412,000 of this expense was from warrants issued during the first and third quarters of 2003, respectively.

Stock Options:

During the fourth quarter 2003, the Company recognized expense for stock options issued in the amount of $765,600. Approximately $414,000 of this expense was from stock options issued during the third quarter of 2003.

17. Subsidiary stock transaction:

In January 2003, the Company agreed to transfer 100,000 shares of common stock it owns in the Company’s subsidiary, Chiropractic USA, Inc. to a consultant for services. The 100,000 shares represent a 10% minority interest in the subsidiary and were valued at $6,000, which the Company believes was the fair value of the common stock on the agreement date, as Chiropractic USA, Inc. had not yet generated any revenues as of the date of transfer. The Company is currently negotiating the terms of an agreement with the consultant, whereby he can acquire an additional 39% interest in Chiropractic USA, Inc. in exchange for his services to promote Chiropractic USA and assist the Company with franchisee development and training. The consultant was appointed to the board of directors of Chiropractic USA, Inc.

BANYAN CORPORATION
CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2004

ASSETS

Current assets:
Cash and cash equivalents	$39,768
Accounts receivable	719,278

Total current assets	759,046

Furniture, fixtures and equipment, net	118,190

Other assets, net	126,943

$1,004,179

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Current portion of long-term debt	$599,019
Accounts payable	392,428
Line of credit	25,000
Accrued interest	70,172
Accrued liabilities	143,488
Other liabilities	164,284
Notes payable:
Related parties	116,980
Others	307,990

Total current liabilities	1,819,361

Long-term debt, net of current portion	15,521

Stockholders' deficit:
Class A convertible preferred stock; 500,000 shares authorized;	334,906
187,190 shares issued and outstanding;
liquidation preference $514,773

Common stock; no par value; 60,000,000 Class A shares	7,661,201
authorized; 52,036,744 shares issued
Deferred compensation costs	(60,417)
Common stock to be issued; 3,925,000	333,912
Accumulated deficit	(9,100,305)

Total stockholders' deficit	(830,703)

$1,004,179

BANYAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended September 30,		Nine months ended September 30,
	2004	2003	2004	2003

Revenues from franchised clinics	$152,490	$13,600	$336,244	$13,600
Patient services, net	239,821	482,724	1,058,204	1,495,528

	392,311	496,324	1,394,448	1,509,128
Patient care costs	337,554	189,403	709,423	582,024
Franchise cost	53,240	-	105,508	-
Selling, general and administrative expenses	515,481	881,549	1,753,907	1,517,180

	906,275	1,070,952	2,568,838	2,099,204

Loss from operations	(513,964)	(574,628)	(1,174,390)	(590,076)

Other income (expense):
Interest expense:
Related parties	(813)	(3,887)	(2,438)	(23,720)
Other	(17,478)	(13,788)	(52,436)	(44,385)

Loss from continuing operations	(532,255)	(592,303)	(1,229,264)	(658,181)

Net loss	$(532,255)	$(592,303)	$(1,229,264)	$(658,181)

Loss from continuing operations per
common share:

Basic and diluted	$(0.01)	$(0.01)	$(0.02)	$(0.01)

Net loss per common share:

Basic and diluted	$(0.01)	$(0.01)	$(0.02)	$(0.01)

Weighted average number of common
shares outstanding - basic and diluted	57,729,711	49,301,455	57,166,204	47,782,397

BANYAN CORPORATION
STATEMENT OF STOCKHOLDERS' DEFICIT
NINE MONTHS ENDED SEPTEMBER 30, 2004

						Common
	Preferred stock		Common stock			stock		Stock-
	Class A		Class A		Deferred	to be	Accumulated	holders'
	Shares	Amount	Shares	Amount	compensation	issued	deficit	deficit

Balances at January 1, 2004	187,190	$334,906	53,440,917	$7,998,351	$(182,670)	$3,500	$(9,287,889)	$(1,133,802)

Issuance of common
stock for cash			8,811,484	959,894				959,894

Issuance of common
stock for services			500,000	145,000	(145,000)			-

Issuance of common
stock for services			1,859,343	185,934				185,934

Conversion of notes
payable to equity			650,000	89,282				89,282

Issuance of common
stock for options
exercised			300,000	30,000				30,000

Cancellation of stocks			(9,600,000)	(1,416,848)			1,416,848	-

Amortization of deferred
compensation					267,253			267,253

Stock to be issued			(3,925,000)	(330,412)		330,412		-

Net loss							(1,229,264)	(1,229,264)

Balances at September 30, 2004	187,190	$334,90	52,036,744	$7,661,201	$(60,417)	$333,912	$(9,100,305)	$(830,703)

BANYAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003

	2004	2003

Net cash used in operating activities	$(700,568)	$(353,735)

Cash flows from investing activities:
Purchase of furniture fixtures and equipment	0	(8,445)

Cash flows from financing activities
Payments on long term debt	(150,000)	(144,998)
Payment on notes payable/ related parties	(4,000)	(190,544)
Proceeds from issuance of common stock	873,227	691,990
Proceeds from notes payable	10,900	31,431

Net cash provided by financing activities	730,127	387,879

Net increase in cash	29,559	25,699

Cash and cash equivalents, beginning of year	10,209	49,177

Cash and cash equivalents, September 30,	$39,768	$74,876

Supplemental Disclosure of cash flow information:
Cash paid for interest	$28,055	$48,535

BANYAN CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
THREE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
(UNAUDITED)

1.

Basis of presentation, going concern, results of operations and management's plans:

Basis of presentation

The unaudited consolidated financial statements of Banyan Corporation and subsidiaries (the "Company") have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. The consolidated financial statements include the accounts of Banyan Corporation, its wholly-owned subsidiaries Franchise Support Network, Inc. and Banyan Financial Services, Inc., its majority-owned subsidiary, Chiropractic USA, Inc. (a Colorado corporation) and the accounts of Southern Health Care, Inc. (a Colorado corporation), in accordance with guidelines established under Emerging Task Force Issue 97-2 Application of FASB Statement No. 94 and APB Opinion 16 to Physician Practice Management Entities and Certain Other Entities with Contractual Management Arrangements. The Company meets all six of the requirements for a controlling financial interest that results in the consolidation of Southern Health Care, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

These financial statements are condensed and do not include all disclosures required for annual financial statements. The organization and business of the Company, accounting policies followed by the Company and other information are contained in the notes to the Company's audited consolidated financial statements filed as part of the Company's December 31, 2003 Form 10-KSB.

In the opinion of the Company's management, these financial statements reflect all adjustments, including normal recurring adjustments, considered necessary to present fairly the Company's condensed consolidated financial position at September 30, 2004 and the condensed consolidated results of operations for the three and nine month periods ended September 30, 2004 and 2003 and cash flows for the nine month period ended September 30, 2004 and 2003.

Going concern, results of operations and management's plans:

The Company has incurred operating losses for several years. These losses have caused the Company to operate with limited liquidity and have created a stockholders' deficit and working capital deficiency of $830,703 and $1,060,315, respectively, as of September 30, 2004. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans to address these concerns include continuing the development of its franchising business segment and improving the revenue and efficiency of the company-owned and operated chiropractic clinics. The Company has arranged for the sales of up to $3,000,000 in convertible notes to a group of private investors, and plans on raising equity funding through conversion of these notes and other outstanding debt into stock and the sale of stock as needed.

The accompanying financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts of liabilities that might be necessary should the Company be unsuccessful in implementing these plans, or otherwise be unable to continue as a going concern.

BANYAN CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
THREE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
(UNAUDITED)

2.	Related party transactions:

During the quarter ended September 2004, the Company borrowed $12,839 from a company that is owned by the officers and directors of the Company. The note is due on January 1, 2006 with an interest rate of 8%.

In August 2004, the Chief Executive Officer of the Company returned to the Company for cancellation as capital contribution 9,600,000 shares of Class A Common Stock. These shares have been treated as treasury stock available for future issuance. The Company intends to repay the capital contribution by issuing 9,600,000 shares when enough shares are available (see Note 3).

Included in the accounts payable is $197,198 due to directors.

3.	Stockholders' deficit

Common stock:

During the quarter ended September 30, 2004, the Company issued 3,975,000 shares of Class A Common Stock, including 40,000 shares subscribed during the preceding quarter, for proceeds of $333,788.

The Company issued 904,000 shares of Class A Common Stock in consideration for services rendered. The stock was valued at $90,400 and expensed.

Effective September 30, 2004, the Company issued 650,000 shares of Class A Common Stock, valued at $89,282 in exchange for cancellation of $89,282 in debt.

In September 2003, the Board of Directors re-designated 10,000,000 shares of no par value, Class B common stock as no par value, Class A common stock thereby increasing the number of authorized shares of Class A common stock from 50,000,000 to 60,000,000. There are no longer any shares of Class B common stock authorized.

At September 30, 2004 there were 52,036,744 shares of Class A common stock outstanding. In addition, the Company has 16,683,238 outstanding options, a commitment to issue 4,790,000 additional options, outstanding preferred stock of 187,190, 10,047,666 shares to be issued to its officers and directors in connection with the acquisition of intellectual property and the stock of a now-inactive subsidiary, a commitment to issue 9,600,000 shares to the Chief Executive Officer and 3,925,000 shares to be issued for subscriptions before September 30, 2004. The Company does not have sufficient authorized shares to issue and deliver all of these shares. The Company intends to convene a meeting of shareholders to increase its authorized shares in an amount sufficient to meet its obligations to issue shares and future requirements.

4.	Stock option plans:

The Company applies APB No. 25 and related interpretations in accounting for employee stock options. Accordingly, no compensation cost has been recognized for its employee stock options, nor was any compensation cost charged against income under its employee stock option plans in 2004. Had compensation cost for the Company's employee stock option award been determined based on the fair value at the grant dates for awards under the stock option grants and incentive stock option plan consistent with the method of SFAS No. 123, the Company's net loss and loss per share would have been the pro forma amounts indicated below for the three months and nine months ended September 30, 2003. There were no stock options granted during the three months or nine months ended September 30, 2004.

	Three months ended	Nine months ended	Three months ended	Nine months ended
	September 30, 2004	September 30, 2004	September 30, 2003	September 30, 2003

Net loss, as reported	$(532,255)	$(1,229,264)	$(592,303)	$(658,181)
Deduct: Total stock-based employee
compensation expense determined
under fair value based method for all awards	$-	-	$(358,875)	(364,500)
Pro forma net loss	$(532,255)	$(1,229,264)	$(951,178)	$(1,022,681)

Basic and diluted loss per share, as reported	$(0.01)	$(0.02)	$(0.01)	$(0.01)
Basic and diluted loss per share, pro forma	$(0.01)	$(0.02)	$(0.02)	$(0.02)

BANYAN CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
THREE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
(UNAUDITED)

5.	Commitments and contingencies:

On January 8, 2004, a former employee of a former subsidiary filed suit against the Company seeking unspecified money damages for breach of an alleged employment contract. The Company and its officers deny any liability and intend to vigorously defend the suit.

6.	Franchise operations

During the third quarter 2004, the Company's subsidiary, Chiropractic USA Inc., signed eight new franchise agreements. Franchise agreements are for ten year terms. Chiropractic USA Inc. provides training, marketing and operational support, as well as other services to the franchisees. In return for these services, Chiropractic USA Inc. receives royalties of 6% of collections on a weekly basis plus an additional 3% of collections for national and local advertising campaigns. Collections are defined as monies received as payment for services rendered. The Company also has the right to audit the franchisee's accounting records to determine compliance. The royalties recognized appear on financial statements as "revenues from franchised clinics." General and administrative expenses associated with these revenues will be included in the selling, general and administrative expenses on the statement of operations. Startup practices also pay a $20,000 franchise fee and receive support and service appropriate for new clinics. Initial franchise fees will be recognized when substantially all significant services to be provided by Chiropractic USA Inc. have been performed.

During the third quarter of 2004, the Company's subsidiary, Chiropractic USA Inc., entered into one area representative agreement. Area representative agreements are for five year terms. An area representative is responsible for developing a number of additional Chiropractic USA franchised locations within an exclusive territory. Area representatives are paid 16.67% of the royalties collected in the territory. The royalties paid to area representatives will be recorded as a reduction in "revenues from franchised clinics" in the Company's statement of operations.

Subsequent to September 30, 2004, Chiropractic USA Inc. signed one new franchise agreement.

7.	Net loss per share:

Basic net loss per share is computed by dividing the net loss applicable to common stockholders by the weighted-average number of shares of common stock outstanding for the year. Diluted net loss per share reflects the potential dilution that could occur if dilutive securities were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company, unless the effect of such inclusion would reduce a loss or increase earning per share. Until they are earned, or canceled, these shares are considered options for the purpose of computing basic and diluted earnings per share. For the three months ended September 30, 2004 and 2003, the effect of inclusion of dilutive shares would have resulted in a decrease in loss per share. Accordingly, the weighted average shares outstanding have not been adjusted for dilutive shares.

BANYAN CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
THREE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
(UNAUDITED)

8.	Segment results:

The Company operates in two business segments: owning and operating Chiropractic clinics (Southern Health Care) and franchising chiropractic clinics. The accounting policies of the segments are the same as those described in the summary of significant accounting policies. The Company evaluates performance based on operating earnings of the respective business units.

As of and during the three months ended September 30, 2004 and 2003, the segment results are as follows:

	2004
	Southern	Chiropractic		Consolidated
	Health Care	USA	Corporate	total
Revenues	$239,821	152,490		392,311

Segment operating income (loss)	(67,544)	(348,404)	(264,100)	(680,048)

	2003
	Southern	Chiropractic		Consolidated
	Health Care	USA	Corporate	total
Revenues	$482,724	13,600		496,324

Segment operating income (loss)	109,545	(466,989)	(234,859)	(592,303)

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24. Indemnification of Directors and Officers.

               Article VIII of the registrant's Articles of Incorporation provide that the registrant shall indemnify a director or officer to the full extent permitted by the Oregon Business Corporation Act as in effect at the time of the conduct by such person. As presently in effect, the general effect of the Oregon Business Corporation Act permits a corporation to indemnify any director or officer against any judgment in connection with any proceeding, after a determination by the registrant, if the director or officer acted in good faith and if the director or officer believed his conduct was in the best interests of the registrant, except in derivative actions: (1) where the director or officer shall be adjudged liable to the Registrant in the performance of such director's or officer's duty to the registrant, unless, and only to the extent, the court shall determine otherwise; (2) of amounts paid in settling or otherwise disposing of a pending action without court approval; or, (3) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval. The registrant may advance expenses incurred by a director or officer in any proceeding if he undertakes to repay the advance if it is determined ultimately that the director or officer is not entitled to be indemnified. The registrant shall indemnify a director or officer against expenses in defense of any proceeding to the extent in which the director or officer was successful on the merits in defense. A director or officer may apply to the court or any court of competent jurisdiction for an order of indemnification. If a corporation indemnifies or advances expenses to a director or officer then the corporation shall give written notice to the shareholders prior to the next annual shareholder’s meeting.

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution.

               The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement:

SEC Registration	$ 1,600,00
Accounting Fees and Expenses	45,000.00
Legal Fees and Expenses	25,000.00
Blue Sky Fees and Expenses	1,000.00
Placement Agent Fees and Expenses	-0-
Printing Costs	5,000.00
Miscellaneous Expenses	2,400.00
TOTAL	$ 80,000.00

All of the above estimated expenses have been or will be paid by the Registrant.

Item 26. Recent Sales of Unregistered Securities.

               During 2003, we sold 9,989,071 shares of common stock that were not registered under the Securities Act of 1933. Of these shares, we sold 7,940,500 to 30 investors for $890,115 in cash, an average of $.11 per share. The sales to eleven of these investors involved an aggregate of 4,910,000 units consisting of one share plus one warrant expiring on or before March 31, 2005 to purchase one share of common stock at purchases prices from $.10 to $.25. Sales to four investors were the result of the investors exercising warrants they held granted prior to 2003 to purchase an aggregate 350,000 shares for $35,000, or $.10 per share. Of the remaining 2,048,571 shares, we sold 1,850,571 shares to six consultants and employees in consideration for services rendered to us valued at $265,500, or an average of $.14 per share, and issued 198,000 shares to pay part of the balance due on a promissory note.

               In 2004, we sold 12,674,148 shares of common stock that were not registered under the Securities Act of 1933 to 47 investors. Of these shares, we sold 9,170,881 shares for $1,218,691 in cash an average of $.13 per share. The sales to two of these investors involved units consisting of one share plus one option to purchase one share of common stock. One of our investors purchased 3,125,000 shares and an option to purchase 3,125,000 shares exercisable at $.08 per share until September 15, 2007 for $250,000. Another investor purchased 1,000,000 shares and an option to purchase 1,000,000 shares exercisable at $.08 per share until May 31, 2005 for $100,000. The sales to three investors were the result of the investors exercising options they held granted prior to 2004 to purchase an aggregate of 650,000 shares for $65,000, or $.10 per share. Shares sold for consideration other than cash totaling 3,503,267. We also sold 2,646,666 shares to fifteen consultants and employees in consideration for services rendered to us valued at $.10 to $.13 per share. We issued an aggregate of 853,029 shares to three creditors to pay outstanding indebtedness to three creditors, including 196,029 to pay the balance due on a promissory note, 650,000 shares to pay in full the balance due on another promissory note, and 70,000 shares to pay an account payable. In addition, we issued 3,572 shares to correct a pricing error in connection with a prior sale to an investor. Finally, we sold the Convertible Notes and Warrants to Selling Shareholders in the transactions described in the Prospectus under “Certain Relationships and Related Transactions – Securities Purchase Agreement.”

           There have been no sales of common stock for cash since September 15, 2004 and no sales of common stock for services or otherwise since November 1, 2004.

Basis of exemption from registration

           We relied on the exemptions from registration afforded by Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D of the General Rules and Regulations thereunder for the sales of shares to investors, the sale of the Convertible Notes and Warrants to the Selling Shareholders and the issuances to pay debt and for services. We complied with the manner of sale, access to information and investor accreditation requirements of such exemptions.

Item 27. Exhibits.

Exhibit
Number	Description

3.1	Articles of Incorporation (1)

3.2	Bylaws (1)

4.1	Specimen Common Stock Certificate (2)

4.2	Securities Purchase Agreement dated as of November 8, 2004 by and between the Registrant and the investors named therein (3)

4.3	Form of Convertible Notes due November 2006 (3)

4.4	Form of Common Stock Purchase Warrant dated as of November 8, 2004 (3)

4.5	Registration Rights Agreement dated as of November 8, 1004 by and between the Registrant and the investors named therein (3)

4.6	Security Agreement dated as of November 8, 2004 between the Registrant and the secured parties named therein (3)

4.7	Intellectual Property Security Agreement dated as of April 19, 2004 between the Registrant and the secured parties named therein (3)

5.1	Opinion and consent of Noel Guardi, Esq. (2)

10.1	Offer to Purchase Intellectual Property (4)

10.2	Offer to Purchase Franchise Support Network Inc. (4)

10.3	Amending Agreement re: Management Agreement between the Registrant and Cory Gelmon made effective January 3, 2003 (5)

10.4	Amending Agreement between the Registrant and Michael Gelmon effective January 4, 2003 (5)

10.5	Advance Promissory Note from the Registrant to 860532 Alberta Ltd. (1)

10.6	Promissory Note from the Registrant to Eva Gelmon (1)

10.7	2004 Human Resources Incentive Plan (1)

10.8	Limited Liability Company Purchase Agreement with Exhibits (1)

21.1	Subsidiaries of the Registrant (1)

23.1	Consent of Gelfond, Hochstadt, Pangburn, P.C. (1)

_____________________

(1) Filed herewith.

(2) To be filed by amendment.

(3) Incorporated by reference to the Registrant’s Form 10-Q SB filed with the Securities and Exchange Commission on November 22, 2004.

(4) Incorporated by reference to the Registrant’s Current Report on Form 8-K filed June 7, 2001.

(5) Incorporated by reference to the Registrant’s Form 10K-SB filed with the Securities and Exchange Commission on May 17, 2004.

Item 28. Undertakings.

The undersigned registrant undertakes to:

1.         File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

i.         Include any prospectus required by section 10(a)(3) of the Securities Act;

ii.        Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.        Include any additional or changed material information on the plan of distribution.

2.          For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.         File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, whereunto duly authorized, in Calgary, Alberta, Canada, on February 14, 2005.

BANYAN CORP.

By /s/ Michael J. Gelmon
Michael J. Gelmon, Chief Executive Officer

               Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Michael J. Gelmon
Michael J. Gelmon, Chief Executive Officer and Director

Dated: February 14, 2005

/s/ Cory H. Gelmon
Cory H. Gelmon, President, Chief Financial Officer,
Principal Accounting Officer and Director

Dated: February 14, 2005